UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2003
                                                 (December 10, 2003)

                                 Bidville, Inc.
        ----------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Nevada                          000-31477              98-0224958
-----------------------------          ----------------      -------------------
(State or other jurisdiction           (Commission           (IRS Employer
   of incorporation)                      file number)       Identification No.)

601 Cleveland Street, Suite 120
Clearwater, FL                                                      33755
----------------------------------------                      ------------------
(Address of principal executive offices)                         (Zip Code)

Registrant's telephone number, including area code: (727) 442-9669

                     American Recreational Enterprises, Inc.
                              2000 East 4th Avenue
                                Hialeah, FL 33010
                   ------------------------------------------
          (Former name or former address, if changes since last report)

ITEM 1.  CHANGE OF CONTROL OF REGISTRANT.

     On December 10, 2003, American Recreational Enterprises, Inc. (the "Company"), a Nevada corporation, NoBidding, Inc. ("Bid"), a New Jersey corporation, and the individual holders of the outstanding capital stock of Bid (the "Holders") consummated a reverse acquisition (the "Reorganization") pursuant to a certain Share Exchange Agreement ("Agreement") of such date, as more fully described in Exhibit 2.2. Pursuant to the Agreement, Bid and the Holders tendered to the Company all issued and outstanding shares of common stock of Bid in exchange for 20,000,000 shares of common stock of the Company. The Reorganization is being accounted for as a reverse acquisition.

     The Board of Directors of the Company (the "Board") appointed Gerald C. Parker, Michael Palandro, Robert W. Pearce, C. John Dewey and Edward Orlando to serve as members of the Board until the next meeting of the shareholders in which directors are elected. Subsequently, Jorge Elias tendered his resignation in accordance with the terms of the Agreement and Gerald C. Parker was elected Chairman of the Board.

     The Company amended its Articles of Incorporation to change the name of the Company from American Recreational Enterprises, Inc. to Bidville, Inc. on December 10, 2003. Total issued and outstanding stock after effecting the Share Exchange Agreement is 25,360,007.

     Copies of the Agreement are filed herewith as Exhibit 2.2, and are incorporated herein by reference. The foregoing descriptions are qualified in their entirety by reference to the full text of such agreements.

ITEM 5.  OTHER EVENTS

                                                           EXECUTIVE SUMMARY

     Bidville, Inc. f/k/a American Recreational Enterprises, Inc., a Nevada corporation, engages in auction and fixed price e-commerce on its website, www.bidville.com. The Company currently has approximately seventy thousand
(70,000)dedicated and active membership, with over two thousand (2,000) continually active sellers. It boasts approximately one million two hundred thousand (1,200,000) listings at any given time and has an aggressive marketing plan for recruiting new members.

The Executive Offices of the Company are as follows:

601 Cleveland Street, Suite 120
Clearwater, FL. 33755

Phone:  (727) 442-9669
Facsimile:  (727) 442-9444

Shares Outstanding ...................25,360,007

New Company Name:  Bidville, Inc.

Contact Person: Michael Palandro, President, CEO and Director

DESCRIPTION OF BUSINESS

     The Company is a Nevada corporation incorporated on February 10, 1999, and is a reporting company with the Securities and Exchange Commission. It changed its name from American Recreational Enterprises, Inc. to Bidville, Inc. on December 10, 2003. It currently trades on the OTC Bulletin Board under the trading symbol "AREP." The Company is in the process of applying for a symbol change reflecting its new name.

     On December 10, 2003, the Company entered into a Share Exchange Agreement with Bid. The Agreement provides for 100% of the shares of Bid to be acquired by the Company in exchange for shares of common stock of the Company; for the establishment of a new Board of Directors consisting of Bid directors; and, with total issued and outstanding shares of the Company immediately after the closing of 25,360,007. The Company's subsidiary, Lenders/Investors, Inc. was spun off to the Company's shareholders prior to the Agreement and the Reorganization, leaving Bid as the sole operating subsidiary of the Company after effecting the Agreement.

Introduction

     Bidville was created in 1999 through the vision of Dr. Edward Orlando and is an online auction company similar to eBay. Bidville now boasts over a million daily listings, ranging from electronics to baseball cards, and supports a growing community, evidenced by its active message boards. To attract sellers, BidVille has eliminated listing and final value fees, in lieu of seller membership fees. Bidville has greater flexibility with seller policies and value added features, including a Watch List, Image Gallery and fixed price-listing option.

     Bidville, Inc. (formerly American Recreational Enterprises, Inc.) (a Nevada corporation) provides an active website to facilitate auction and fixed price e-commerce between unrelated third parties. The Company's website may be accessed through the URL: www.bidville.com. Bidville currently has an approximate 70,000 dedicated and active membership with over 2,000 continually active sellers) Bidville's current portfolio includes over 1.2 million listings. In addition, Bidville has an aggressive marketing plan to grow its membership. Perhaps Bidville's greatest strength is its community loyalty.

     Only persons posting items for sale are required to pay for access to the system. There is no charge to persons wishing to bid on posted items.

     In the normal course of business, the Company provides service to its online auction service on a prepaid monthly fee basis. As such, the Company receives payment either through payment mailed to the Company's address or, most frequently, through the use of credit cards through a third-party paymaster. Accordingly, the Company does not have accounts receivable. The Company recognizes revenue at the date payment is received from a participant for access to the Company's system in order to post goods for sale on the Company's website. All access rights are granted for a period of no more than 30 days from the payment date and the Company has no obligation to provide future benefits.

     Bidville's marketing strategy centers on brand visibility and e-online consumer market awareness.

     BidVille's first step is to initiate a co-registration e-mail program along with product positioning with major e-commerce names such as: The Excite Network (Iwon.com) Overture, Lycos.com and ZMedia (ValueClick), although it currently has contracts with none of these organizations. It also plans to introduce an Affiliate Program that pays a fee for qualified new registrations to BidVille. In addition, further online, print, trade shows and other grass roots advertising campaigns will be the cornerstones of Bidville's marketing strategy.

     eBay has no true competition and the market is highly fragmented. The online auction market is growing and is highly responsive to simplicity, new marketing ideas and online innovation. No expensive infrastructure or inventory is required to enter the market. Skilled personnel and technology are the only barriers to entry.

     BidVille offers a wide range of online auction services, which present a capable alternative to eBay. To maintain a competitive edge, the Company plans to continually introduce a stream of new innovative technological services to the growing online consumer market.

     BidVille has an efficient website which provides a venue for buying and selling activities to take place between members on a basis of consumer-to-consumer, business to consumer and business-to-business. The range of products offered is expansive, allowing users to browse through many categories and to find new or used listed items that would normally be difficult to locate through conventional means. As the Internet continues to become accessible to the portion of the global population that is not currently online, the result should provide the auction marketplace with more diverse and active membership base members.

     BidVille enters the marketplace at a much greater Internet user level than did eBay. This should result in a shorter period of ramp-up time.

Business Development

     BidVille has formed a diverse business entity whose formation is closely aligned with the highly successful model presented by eBay. However, the use of no listing fees for Bidville sellers provides an important distinction from other auction venues.

     Many auction site participants have registered at several auction sites in order to increase the odds for successfully locating items to purchase and/or completing a sale of their item. Although, BidVille expects to continue to build a strong sense of brand loyalty, it is also understood in e-commerce that a considerable percentage of users who register at BidVille will also be registered at many other online shopping marketplaces.

BidVille as the Market Alternative:

     Bidville has exceptional site performance and the flexibility to quickly respond to the needs of its members and to maintain exceptional level of transactional integrity and scrutiny.

     The BidVille website has created a pleasant experience for its users through its easily navigable format and functionality.

     Feedbacksite.com, a website owned by the Company, profiles sellers' as well as buyers' feedback activities at Bidville and other auction sites. This provides a greater comfort level and credibility for members to conduct e-commerce at Bidville.

     The current BidVille model produces revenues from seller membership fees and a schedule of charges for use of the site that include certain benefits to enhance product listings. This revenue model will be modified to charge final success fees, based on final value of auction as well as a more sophisticated and expanded listing enhancement program, and NOT "listing fees". The existing BidVille membership base will be gradually matriculated into these modifications. However, canvassing the existing BidVille membership base has indicated they are amenable to the fee structure changes proposed.

Intellectual Property

     BidVille regards the protection of its copyrights, service marks, trademarks, trade dress and trade secrets as critical to its success. The Company relies on a combination of patent, copyright, trademark, service mark and trade secret laws and contractual restrictions to protect its proprietary rights in products and services. These steps enlisted by BidVille to protect the Company's intellectual property have been actively put into place to prevent misappropriation of its technology and deter independent third-party development of similar technologies.

     BidVille is ready to apply for the registration of other trademarks, service marks, copyrights and patents in the United States and internationally which will cover certain salient portions of its proprietary technology. BidVille's performance and ability to compete are dependent to a significant degree on its proprietary technology and reliance on a combination of trademark and copyright laws, confidentiality agreements and non-compete agreements established toward full protection of the Company's proprietary rights. Copyright laws and applicable trade secret laws protect BidVille's proprietary software and source code.

Bidville owns the following domain names:

1.  bidville.com
2.  auxpal.com
3.  feedbacksite.com

Business Approach

     The Company will monitor its newsgroups, conduct its own surveys and opinion polls, hold community forums and workshops, and analyze feedback obtained through records, statistics and correspondence maintained for customer service interaction with BidVille's members. The Company believes that continuing to build a strong online community is a key factor for business growth.

     BidVille's on-line auction and fixed price offering allows buyers and sellers to bypass traditionally expensive, regionally fragmented intermediaries and provides a venue to transact business on a basis of twenty-four hours a day, seven days a week, and 365 days a year. In this manner, the buyer has accessibility to a marketplace where negotiating with sellers through the open bidding process will allow buyers to make purchases based on targeted prices. The seller has the luxury of displaying products for sale to a virtually infinite marketplace of buyers. Therefore the seller is able to rely on selling at competitive prices due to lower cost of sales.

     Listing an item on BidVille's website is currently free to verified sellers. In the near future, a final success fee will be charged to the seller, and NOT a "listing fee". This fee will be based on the transaction value of the successfully completed sale. The fee percentage will range from a straight 5% to 1% plus a calculated price range based on percentage closing fees accrued from higher level closing values. BidVille's final success fees will slightly differ for more substantial items such as automobiles and real estate. As a result members can sell items that are relatively inexpensive as well as expensive more cost effectively through BidVille's website then at the prohibitive cost levels experienced through other traditional trading venues.

     BidVille's total fee structure, depending upon the type of fee to be charged, ranges from 45% to 60% less than eBay's current fee structure. Additionally, BidVille provides the same and in many circumstances more services than eBay.

     The BidVille website has been designed around an intuitive and easy to use trading platform. Shortly after completing a simple online registration form, a seller is able to list one or many items for sale on the website. A seller can create listings with attractive and professional descriptions without having to know how to use HTML programming. BidVille also offers additional tools to help sellers with their listings, such as bulk loader, picture gallery and TrackPal. During the course of the auction, bidders are notified by e-mail that they have placed the highest bid and immediately if they are outbid, and; both sellers and successful bidders are automatically notified when an auction or Take-It Listing has been completed. BidVille offers members further assistance through a comprehensive and easy to use "Help" section, as well as comprehensive customer service direction geared toward helping the experienced as well as the novice "auctioneers".

     The Company has developed a number of programs designed to make users more comfortable when dealing with an unknown trading partner over the web. The ratings and reviews section encourages every BidVille member to provide comments and feedback on other BidVille members with whom they have completed a transaction. In addition, BidVille plans to implement a fraud insurance program, at no cost to the user, which would cover select items sold on the site up to a value of $300 (minus a $20 deductible), for members with non-negative feedback ratings. In addition to this free worldwide transaction fraud insurance coverage, BidVille's expanded safety program offers tips and guidelines for safe trading, responds to reports concerning misuse of the BidVille service and if necessary, warns or suspends users who violate the terms of the Company's "User Agreement". BidVille's ongoing trust and safety initiatives, including credit card requirements for sellers, insurance and integrated escrow payment services through use of a qualified and reputable third party, are all intended to ensure BidVille is a safe place to conduct trades. The Company is also in the process of developing a comprehensive set of rules and guidelines prohibiting the sale of illegal, infringing or pirated items.

     Bidville allows its members to accept multiple payment options. The Company may also investigate the development of its own online payment system. In the event the Company develops its own online payment system, it is anticipated that this feature will generate an additional revenue stream for the Company.

Operations & Technology

Overview

     Delivering a pleasant, complete and consistent experience to each of BidVille's members is and has been a primary consideration in designing the Company's operating system architecture.

     Technologically, BidVille's website is a scalable and highly accessible system. The backbone of the system resides on a high performance network, with a suite of high-end multi-processor Intel based servers hosting a relational database system and full text repository.

     A parallel network of web and application servers provides public access to the thousands of pages that collectively comprise the BidVille website. High availability, load balancing and monitoring of this array of pages and servers are accomplished by using company owned Dell manufactured equipment and Alteon Web Systems, Inc. equipment. BidVille's networks and server farms are constantly monitored and corrective actions are taken in response to internal alerts and triggers. The BidVille site is kept in a constant state of readiness 24 hours a day, 7 days a week, 365 days a year, and has full redundancy in all layers of the application, based on load balancing, mirroring, replication technologies and fail over architecture, greatly reducing the amount of down time.

Technology & Security

     BidVille's development staff works on an independent development network of high-end servers and workstations where they can try new techniques as well as perform full functional and regression testing of any new features before they are brought into BidVille's live site.

     All sensitive transactions are handled using industry standard SSL encryption through Verisign, a provider of Internet security. The use of this process and provider helps to ensure the protection of BidVille members' confidential information from being intercepted and altered by unauthorized third parties. In addition, BidVille has teamed with several companies to provide real-time financial transactions to its membership via secure exchanges between their servers and the Company's. BidVille adheres to the privacy standards set by the Trust-E and BBB Online organization. The Company's main priority is to establish and maintain a secure on-line environment for all of BidVille's members.

RISK FACTORS

RISK FACTORS THAT MAY AFFECT RESULTS OF OPERATIONS AND FINANCIAL CONDITION

     The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. If any of the following risks or such other risks actually occur, our business could be harmed.

We have a limited operating history

     Our company was formed as a sole proprietorship in 1999. We have only a limited operating history on which you can base an evaluation of our business and prospects. As an online commerce company still relatively early in our development, we face substantial risks, uncertainties, expenses and difficulties. To address these risks and uncertainties, we must do the following:

o maintain and increase our number of registered users, items listed on our service and completed sales;

o    expand into new areas;
o maintain and grow our websites and customer support operations at a reasonable cost;
o continue to make trading through our service safer for users; o maintain and enhance our brand; o continue to develop and upgrade our technology and information processing systems;
o continue to enhance and expand our service to meet the changing requirements of our users;
o    provide superior customer service;
o    remain attractive to our commercial partners;
o respond to changing legal environments in a variety of countries o respond to competitive developments; and o attract, integrate, retain and motivate qualified personnel.

     We may be unable to accomplish one or more of these goals, which could cause our business to suffer. In addition, accomplishing one or more of these goals might be very expensive, which could harm our financial results.

Our operating results may fluctuate

     Our operating results have varied on a quarterly basis during our operating history. Our operating results may fluctuate significantly as a result of a variety of factors, many of which are outside our control. Factors that may affect our quarterly operating results include the following:

o our ability to retain an active user base, to attract new users who list items for sale and who purchase items through our service and to maintain customer satisfaction;
o our ability to keep our websites operational and to manage the number of items listed on our service;
o the amount and timing of operating costs and capital expenditures relating to the maintenance and expansion of our business, operations and infrastructure;
o foreign, federal, state or local government regulation, including investigations prompted by items improperly listed or sold by our users;
o the introduction of new sites, services and products by us or our competitors;

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

o volume, size, timing and completion rate of trades on our websites; o consumer confidence in the security of transactions on our websites; o our ability to upgrade and develop our systems and infrastructure to accommodate growth;
o    technical difficulties or service interruptions;
o our ability to attract new personnel in a timely and effective manner; o our ability to retain key employees in both our online businesses and our acquisitions;
o our ability to integrate and manage our acquisitions successfully; o our ability to expand our product offerings involving fixed price trading successfully;
o the ability of our land-based auction businesses to acquire high quality properties for auction;
o the timing, cost and availability of advertising in traditional media and on other websites and online services;
o    the cost and demand for advertising on our own websites;
o the timing of payments to us and of marketing and other expenses under existing and future contracts;
o    consumer trends and popularity of some categories of collectible items;
o    the success of our brand building and marketing campaigns;
o    the continued success of our commercial partners and technology suppliers;
o    the level of use of the Internet and online services;
o increasing consumer acceptance of the Internet and other online services for commerce and, in particular, the trading of products such as those listed on our websites; and
o    general economic conditions and economic conditions specific to the

   Internet and e-commerce industries.

     Our limited operating history and the increased variety of services offered on our sites, makes it difficult for us to forecast the level or source of our revenues or earnings accurately. We believe that period-to-period comparisons of our operating results may not be meaningful, and you should not rely upon them as an indication of future performance. We do not have backlog, and a substantial portion of our net revenues each quarter come from transactions for items that are listed and sold during that quarter. Our operating results in one or more future quarters may fall below the expectations of securities analysts and investors. In that event, the trading price of our common stock would almost certainly decline.

Our failure to manage growth could harm us

     We currently are experiencing a period of expansion in our headcount, facilities and infrastructure, and we anticipate that further expansion will be required to address potential growth in our customer base and number of listings as well as our expansion into new geographic areas, types of goods and alternative methods of sale. This expansion has placed, and we expect it will continue to place, a significant strain on our management, operational and financial resources. The areas that are put under strain by our growth include the following:

     o The Websites. We must constantly add new hardware, update software and add new engineering personnel to accommodate the increased use of our websites and the new products and features we are regularly introducing. This upgrade process is expensive, and the increased complexity of our websites increases the cost of additional enhancements. If we are unable to increase the capacity of our systems at least as fast as the growth in demand for this capacity, our websites may become unstable and may cease to operate for periods of time. We have experienced periodic unscheduled downtime. Continued unscheduled downtime would harm our business and also could anger users of our websites and reduce future revenues.

     o Customer Support. We are expanding our customer support operations to accommodate the increased number of users and transactions on our websites. If we are unable provide these operations in a cost-effective manner, users of our websites may have negative experiences, and current and future revenues could suffer, or our margins may decrease.

     o Customer Accounts. Our revenues are dependent on prompt and accurate billing processes. If we are unable to grow our transaction processing abilities to accommodate the increasing number of transactions that must be billed, our ability to collect revenue will be harmed.

     We must continue to hire, train and manage new employees at a rapid rate. The majority of our employees today have been with us less than one year and we expect that our rate of hiring will continue at a very high pace. If our new hires perform poorly, or if we are unsuccessful in hiring, training and integrating these new employees, or if we are not successful in retaining our existing employees, our business may be harmed. To manage the expected growth of our operations and personnel, we will need to improve our transaction processing, operational and financial systems, procedures and controls. This is a special challenge as we acquire new operations with different systems. Our current and planned personnel, systems, procedures and controls may not be adequate to support our future operations. We may be unable to hire, train, retain and manage required personnel or to identify and take advantage of existing and potential strategic relationships and market opportunities.

We may not maintain profitability

     We believe that our continued profitability will depend in large part on our ability to do the following:

     o    maintain sufficient  transaction volume to attract buyers and sellers;
          o manage the costs of our business, including the costs associated with maintaining and developing our websites, customer support and international and product expansion;
     o    increase our brand name awareness; and
     o    provide our customers with superior community and trading experiences.

     We are investing heavily in marketing and promotion, customer support, further development of our websites, technology and operating infrastructure development. The costs of these investments are expected to remain significant into the future. In addition, many of our acquisitions require continuing investments in these areas and we have significant ongoing contractual commitments in some of these areas. As a result, we may be unable to adjust our spending rapidly enough to compensate for any unexpected revenue shortfall, which may harm our profitability.

     The existence of several larger and more established companies that are enabling online sales as well as newer companies, many of whom do not charge for transactions on their sites and others who are facilitating trading through other pricing formats (e.g., fixed price, reverse auction, group buying, etc.) may limit our ability to raise user fees in response to declines in profitability. In addition, we are spending in advance of anticipated growth, which may also harm our profitability. In view of the rapidly evolving nature of our business and our limited operating history, we believe that period-to-period comparisons of our operating results are not necessarily meaningful. You should not rely upon our historical results as indications of our future performance.

Acquisitions could result in dilution, operating difficulties and other harmful consequences

     We may in the future acquire businesses, technologies, services or products that we believe are strategic. The process of integrating any acquisition may create unforeseen operating difficulties and expenditures and is itself risky. The areas where we may face difficulties include:

     o diversion of management time (at both companies) during the period of negotiation through closing and further diversion of such time after closing; from focusing on operating the businesses to issues of integration and future products;

     o decline in employee morale and retention issues resulting from changes in compensation, reporting relationships, future prospects or the direction of the business;

     o the need to integrate each company's accounting, management information, human resource and other administrative systems to permit effective management, and the lack of control if such integration is delayed or not implemented;

     o the need to implement controls, procedures and policies appropriate for a larger public company at companies that prior to acquisition had lacked such controls, procedures and policies; and

     o in some cases, the need to transition operations onto the existing Bidville platform.

     We have almost no experience in managing this integration process. Foreign acquisitions involve special risks, including those related to integration of operations across different cultures, currency risks and the particular economic and regulatory risks associated with specific countries. Moreover, the anticipated benefits of any or all of our acquisitions may not be realized. Future acquisitions or mergers could result in potentially dilutive issuances of equity securities, the incurrence of debt, contingent liabilities or amortization expenses related to goodwill and other intangible assets, any of which could harm our business. Future acquisitions or mergers may require us to obtain additional equity or debt financing, which may not be available on favorable terms or at all. Even if available, this financing may be dilutive.

There are many risks associated with international operations

     We may expand internationally. Expansion into international markets requires management attention and resources. We have limited experience in localizing our service to conform to local cultures, standards and policies. In most countries, we will have to compete with local companies who understand the local market better than we do. We may not be successful in expanding into international markets or in generating revenues from foreign operations. Even if we are successful, the costs of operating new sites are expected to exceed our net revenues for at least 12 months in most countries. As we continue to expand, we are subject to risks of doing business internationally, including the following:

     o regulatory requirements, including regulation of "auctions," that may limit or prevent the offering of our services in local jurisdictions, may prevent enforceable agreements between sellers and buyers, may prohibit certain categories of goods or may limit the transfer of information between our foreign subsidiaries and ourselves;

     o legal uncertainty regarding liability for the listings of our users, including less Internet-friendly legal systems, unique local laws and lack of clear precedent or applicable law;

     o    difficulties  in staffing and managing  foreign  operations;  o longer
          payment  cycles,   different  accounting  practices  and  problems  in
          collecting accounts receivable;

     o local taxation of transactions on our websites; o higher telecommunications and Internet service provider costs; o stronger local competitors; o more stringent consumer and data protection laws;
          o cultural non-acceptance of online trading; o seasonal reductions in business activity; and o potentially adverse tax consequences.

     Some of these factors may cause our international costs to exceed our domestic costs of doing business. To the extent we expand internationally, we may have portions of our international revenues denominated in foreign currencies, we also could become subject to increased difficulties in collecting accounts receivable and risks relating to foreign currency exchange rate fluctuations.

     Our revenue from third party advertising and end-to-end services and promotions is subject to factors beyond our control

     We expect to receive revenues from end-to-end service providers and direct advertising promotions. These revenues may be affected by the financial condition of the parties with whom we will have these relationships and by the success of online promotions generally. Recently, the pricing of online advertisements has deteriorated. Our direct advertising revenue may become dependent in significant part on the performance of other companies' sales force, over which we do not have control. Reduction in these revenues, whether due to the softening of the demand for online advertising in general or particular problems facing parties with whom we have commercial relationships, would adversely affect our results.

Our business may be harmed by the listing or sale by our users of illegal items

     The law relating to the liability of providers of online services for the activities of their users on their service is currently unsettled. We are aware that certain goods, such as firearms, other weapons, adult material, tobacco products, alcohol and other goods that may be subject to regulation by local, state or federal authorities, have been listed and traded on our service. We may be unable to prevent the sale of unlawful goods, or the sale of goods in an unlawful manner, by users of our service, and we may be subject to allegations of civil or criminal liability for unlawful activities carried out by users through our service. In order to reduce our exposure to this liability, we have prohibited the listing of certain items and increased the number of personnel reviewing questionable items. In the future, we may implement other protective measures that could require us to spend substantial resources and/or to reduce revenues by discontinuing certain service offerings. Any costs incurred as a result of liability or asserted liability relating to the sale of unlawful goods or the unlawful sale of goods, could harm our business. In addition, we may receive significant and continuing media attention relating to the listing or sale of unlawful goods on our websites. This negative publicity could damage our reputation and diminish the value of our brand name. It also could make users reluctant to continue to use our services.

Our business may be harmed by the listing or sale by our users of pirated or counterfeit items

     We have received in the past, and we anticipate we will receive in the future, communications alleging that certain items listed or sold through our service by our users infringe third-party copyrights, trademarks and trade names or other intellectual property rights. Although we have sought to work actively with the content community to eliminate infringing listings on our websites, some content owners have expressed the view that our efforts are insufficient. Content owners have been active in defending their rights against online companies, including eBay. Allegations of infringement of third-party intellectual property rights may in the future result in litigation against us. Such litigation is costly for us, could result in increased costs of doing business through adverse judgment or settlement, could require us to change our business practices in expensive ways, or could otherwise harm our business. Litigation against other online companies could result in interpretations of the law that could also require us to change our business practices or otherwise increase our costs.

Our business may be harmed by fraudulent activities on our websites

     Our future success will depend largely upon sellers reliably delivering and accurately representing their listed goods and buyers paying the agreed purchase price. We have received in the past, and anticipate that we will receive in the future, communications from users who did not receive the purchase price or the goods that were to have been exchanged. In some cases individuals will be arrested and convicted for fraudulent activities using our websites. While we can suspend the accounts of users who fail to fulfill their delivery obligations to other users, we do not have the ability to require users to make payments or deliver goods or otherwise make users whole other than through our limited reimbursement program. Other than through this program, we do not compensate users who believe they have been defrauded by other users. We also periodically receive complaints from buyers as to the quality of the goods purchased. Negative publicity generated as a result of fraudulent or deceptive conduct by users of our service could damage our reputation and diminish the value of our brand name. We expect to continue to receive requests from users requesting reimbursement or threatening or commencing legal action against us if no reimbursement is made. Our liability for these sort of claims is only beginning to be clarified and may be higher in some non-U.S. jurisdictions than it is in the U.S. This sort of litigation could be costly for us, divert management attention, result in increased costs of doing business, lead to adverse judgments or could otherwise harm our business. In addition, affected users will likely complain to regulatory agencies.

Government inquiries may lead to charges or penalties

     A large number of transactions occur on our websites. We may be contacted by various foreign, federal, state and local regulatory agencies and be told that they have questions with respect to the adequacy of the steps we take to protect our users from fraud. We are likely to receive inquiries from regulatory agencies in the future, which may lead to action against us.

     We are subject to laws relating to the use and transfer of personally identifiable information about our users and their transfers, especially outside of the U.S. Violation of these laws, which in many cases apply not only to third-party transfers but also to transfers of information between ourselves, our commercial partners could subject us to significant penalties and negative publicity and could adversely affect our company.

We are subject to risks associated with information disseminated through our service

     The law relating to the liability of online services companies for information carried on or disseminated through their services is currently unsettled. Claims could be made against online services companies under both U.S. and foreign law for defamation, libel, invasion of privacy, negligence, copyright or trademark infringement, or other theories based on the nature and content of the materials disseminated through their services. In addition, federal, state and foreign legislation has been proposed that imposes liability for or prohibits the transmission over the Internet of certain types of information. A website we control features an exchange of feedback, which includes information from users regarding other users. Although all such feedback is generated by users and not by us, it is possible that a claim of defamation or other injury could be made against us for content posted on this website. Claims like these become more likely and have a higher probability of success in jurisdictions outside the U.S. If we become liable for information provided by our users and carried on our service in any jurisdiction in which we operate, we could be directly harmed and we may be forced to implement new measures to reduce our exposure to this liability. This may require us to expend substantial resources and/or to discontinue certain service offerings, which would negatively affect our financial results. In addition, the increased attention focused upon liability issues as a result of these lawsuits and legislative proposals could harm our reputation or otherwise impact the growth of our business. Any costs incurred as a result of this liability or asserted liability could harm our business.

The inability to expand our systems may limit our growth

     We seek to generate a high volume of traffic and transactions on our service. The satisfactory performance, reliability and availability of our websites, processing systems and network infrastructure are critical to our reputation and our ability to attract and retain large numbers of users. Our revenues depend primarily on the number of items listed by users, the volume of user transactions that are successfully completed and the final prices paid for the items listed. We need to expand and upgrade our technology, transaction processing systems and network infrastructure both to meet increased traffic on our site and to implement new features and functions, including those required under our contracts with third parties. We may be unable to accurately project the rate or timing of increases, if any, in the use of our service or to expand and upgrade our systems and infrastructure to accommodate any increases in a timely fashion.

     We use internally developed systems to operate our service for transaction processing, including billing and collections processing. We must continually improve these systems in order to accommodate the level of use of our websites. In addition, we may add new features and functionality to our services that would result in the need to develop or license additional technologies. We capitalize hardware and software costs associated with this development in accordance with generally accepted accounting principles and include such amounts in property and equipment. Our inability to add additional software and hardware or to upgrade our technology, transaction processing systems or network infrastructure to accommodate increased traffic or transaction volume could have adverse consequences. These consequences include unanticipated system disruptions, slower response times, degradation in levels of customer support, impaired quality of the users' experiences of our service and delays in reporting accurate financial information. Our failure to provide new features or functionality also could result in these consequences. We may be unable to effectively upgrade and expand our systems in a timely manner or to integrate smoothly any newly developed or purchased technologies with our existing systems. These difficulties could harm or limit our ability to expand our business.

Unauthorized break-ins or other assaults on our service could harm our business

     Our servers are vulnerable to computer viruses, physical or electronic break-ins and similar disruptions, which could lead to interruptions, delays, loss of data, public release of confidential data or the inability to complete customer transactions. In addition, unauthorized persons may improperly access our data. We have experienced an unauthorized break-in by a "hacker" who has stated that he could, in the future, damage or change our system or take confidential information. We have also experienced "denial of service" type attacks on our system that have made all or portions of our websites unavailable for periods of time. These and other types of attacks could harm us. Actions of this sort may be very expensive to remedy and could damage our reputation and discourage new and existing users from using our service.

System failures could harm our business

     We have experienced system failures from time to time. In addition to placing increased burdens on our engineering staff, these outages create a flood of user questions and complaints that need to be addressed by our customer support personnel. Any unscheduled interruption in our service results in an immediate loss of revenues that can be substantial and may cause some users to switch to our competitors. If we experience frequent or persistent system failures, our reputation and brand could be permanently harmed. We have been taking steps to increase the reliability and redundancy of our system. These steps are expensive, reduce our margins and may not be successful in reducing the frequency or duration of unscheduled downtime.

     Our systems and operations are vulnerable to damage or interruption from hurricanes, earthquakes, floods, fires, power loss, telecommunication failures and similar events. They are also subject to break-ins, sabotage, intentional acts of vandalism and to potential disruption if the operators of these facilities have financial difficulties. We may not at all times maintain fully redundant systems or alternative providers of hosting services, and we do not carry business interruption insurance sufficient to compensate us for losses that may occur. Despite any precautions we may take, the occurrence of a natural disaster or other unanticipated problems at any of our facilities could result in lengthy interruptions in our services. In addition, the failure to provide our required data communications capacity could result in interruptions in our service. Any damage to or failure of our systems could result in interruptions in our service. Interruptions in our service will reduce our revenues and profits, and our future revenues and profits will be harmed if our users believe that our system is unreliable.

Our stock price has been and may continue to be extremely volatile

     The trading price of our common stock has been and is likely to be extremely volatile. Our stock price could be subject to wide fluctuations in response to a variety of factors, including the following:

     o    actual or anticipated variations in our quarterly operating results;
     o    unscheduled system downtime;
     o    additions or departures of key personnel;
     o announcements of technological innovations or new services by us or our competitors;
     o    changes in financial estimates by securities analysts;
     o    conditions or trends in the Internet and online commerce industries;
     o    changes in the market valuations of other Internet companies;
     o    developments in Internet regulation;
     o announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;
     o    sales of our common stock or other securities in the open market; and
     o other events or factors, including these described in this "Risk Factors" section and others that may be beyond our control.

     In addition, the trading price of Internet stocks in general, and ours in particular, have experienced extreme price and volume fluctuations in recent periods. These fluctuations often have been unrelated or disproportionate to the operating performance of these companies. Negative changes in the public's perception of the prospects of Internet or e-commerce companies have in the past and may in future depress our stock price regardless of our results. Other broad market and industry factors may decrease the market price of our common stock, regardless of our operating performance. Market fluctuations, as well as general political and economic conditions, such as recession or interest rate or currency rate fluctuations, also may decrease the market price of our common stock. In the past, following declines in the market price of a company's securities, securities class-action litigation often has been instituted. Litigation of this type, if instituted, could result in substantial costs and a diversion of management's attention and resources.

New and existing regulations could harm our business

     We are subject to the same foreign, federal, state and local laws as other companies conducting business on the Internet. Today there are relatively few laws specifically directed towards online services. However, due to the increasing popularity and use of the Internet and online services, many laws relating to the Internet are being debated at the state and federal levels (both in the U.S. and abroad) and it is possible that laws and regulations will be adopted with respect to the Internet or online services. These laws and regulations could cover issues such as user privacy, freedom of expression, pricing, fraud, content and quality of products and services, taxation, advertising, intellectual property rights and information security. Applicability to the Internet of existing laws governing issues such as property ownership, copyrights and other intellectual property issues, taxation, libel, obscenity and personal privacy is uncertain. The vast majority of these laws was adopted prior to the advent of the Internet and related technologies and, as a result, do not contemplate or address the unique issues of the Internet and related technologies. Those laws that do reference the Internet, such as the Digital Millennium Copyright Act and the European Union's Directive on Distance Selling, are only beginning to be interpreted by the courts and their applicability and scope are, therefore, uncertain. In addition, numerous states and foreign jurisdictions, including the State of Florida, where our headquarters are located, have regulations regarding how "auctions" may be conducted and the liability of "auctioneers" in conducting such auctions. Several states are considering imposing these regulations upon us or our users, which could harm our business. In addition, as the nature of the products listed by our users change, we may become subject to new regulatory restrictions.

     Several states have proposed legislation that would limit the uses of personal user information gathered online or require online services to establish privacy policies. The Federal Trade Commission also has settled several proceedings regarding the manner in which personal information is collected from users and provided to third parties. Specific statutes intended to protect user privacy have been passed in many non-U.S. jurisdictions, including virtually every non-U.S. jurisdiction in which we currently have a website. Compliance with these laws, given the tight integration of our systems across different countries and the need to move data to facilitate transactions amongst our users (e.g., to payment companies, shipping companies, etc.) is necessary. Failure to comply could subject us to lawsuits, fines, statutory damages, adverse publicity and other losses that could harm our business. Changes to existing laws or the passage of new laws intended to address these issues could directly affect the way we do business or could create uncertainty on the Internet. This could reduce demand for our services, increase the cost of doing business as a result of litigation costs or increased service delivery costs, or otherwise harm our business. In addition, because our services are accessible worldwide, and we facilitate sales of goods to users worldwide, foreign jurisdictions may claim that we are required to comply with their laws. For example, a French court has recently ruled that a U.S. website must comply with French laws regarding content. If we expand into international activities, we would become obligated to comply with the laws of the countries in which we operate. Laws regulating Internet companies outside of the U.S. may be less favorable then those in the U.S., giving greater rights to consumers, content owners and users. Compliance may be more costly or may require us to change our business practices or restrict our service offerings relative to those in the U.S.. Our failure to comply with foreign laws could subject us to penalties ranging from fines to bans on our ability to offer our services.

Our business has been seasonal

     Our results of operations historically have been somewhat seasonal in nature because many of our users reduce their activities on our websites during the Thanksgiving and Christmas holidays and with the onset of good weather. Seasonal or cyclical variations in our business may become more pronounced over time and may harm our results of operations in the future.

We are dependent on the continued growth of online commerce

     The business of selling goods over the Internet, particularly through personal trading, is new and dynamic. Our future net revenues and profits will be substantially dependent upon the widespread acceptance of the Internet and online services as a medium for commerce by consumers. Rapid growth in the use of and interest in the Internet and online services is a recent phenomenon. This acceptance and use may not continue. Even if the Internet is accepted, concerns about fraud, privacy and other problems may mean that a sufficiently broad base of consumers will not adopt the Internet as a medium of commerce. In particular, our websites require users to make publicly available personal information that some potential users may be unwilling to provide. These concerns may increase as additional publicity over privacy issues on eBay or generally over the Internet increase. Market acceptance for recently introduced services and products over the Internet is highly uncertain, and there are few proven services and products. In order to expand our user base, we must appeal to and acquire consumers who historically have used traditional means of commerce to purchase goods. If these consumers prove to be less active than our earlier users, and we are unable to gain efficiencies in our operating costs, including our cost of acquiring new customers, our business could be adversely impacted.

Our business may be subject to sales and other taxes

     We do not collect sales or other similar taxes on goods sold by users through our service. One or more states may seek to impose sales tax collection obligations on companies such as ours that engage in or facilitate online commerce. Several proposals have been made at the state and local level that would impose additional taxes on the sale of goods and services through the Internet. These proposals, if adopted, could substantially impair the growth of e-commerce, and could diminish our opportunity to derive financial benefit from our activities. In 1998, the U.S. federal government enacted legislation prohibiting states or other local authorities from imposing new taxes on Internet commerce for a period of three years. This tax moratorium ended in October 2001 and does not prohibit states or the Internal Revenue Service from collecting taxes on our income, if any, or from collecting taxes that are due under existing tax rules. A successful assertion by one or more states or any foreign country that we should collect sales or other taxes on the exchange of merchandise on our system would harm our business. Any new taxes that may be promulgated should the internet tax moratorium not be extended could also harm our business.

We are dependent on key personnel

     Our future performance will be substantially dependent on the continued services of our senior management and other key personnel. Our future performance also will depend on our ability to retain and motivate our other officers and key personnel. The loss of the services of any of our executive officers or other key employees could harm our business. We do not maintain any "key person" life insurance policies. Our new businesses are all dependent on attracting and retaining key personnel. The land-based auction businesses are particularly dependent on specialists and senior management because of the relationships these individuals have established with sellers who consign property for sale at auction. In addition, employee turnover and other labor problems frequently increases during the period following an acquisition as employees evaluate possible changes in compensation, culture, reporting relationships and the direction of the business. These labor issues maybe more severe if employees receive no significant financial return from the acquisition transaction. Such increased turnover could increase our costs and reduce our future revenues. Our future success also will depend on our ability to attract, train, retain and motivate highly skilled technical, managerial, marketing and customer support personnel. Competition for these personnel is intense, especially for engineers and other professionals and we may be unable to successfully attract, integrate or retain sufficiently qualified personnel. In making employment decisions, particularly in the Internet and high-technology industries, job candidates often consider the value of the stock options they are to receive in connection with their employment. Fluctuations in our stock price may make it more difficult to retain and motivate employees whose stock option strike prices are substantially above current market prices.

Our market is intensely competitive

     Depending on the category of product, we currently or potentially compete with a number of companies serving particular categories of goods as well as those serving broader ranges of goods. The Internet is a new, rapidly evolving and intensely competitive area. We expect competition to intensify in the future as the barriers to entry are relatively low, and current and new competitors can launch new sites at a nominal cost using commercially available software. Our broad-based competitors include the vast majority of traditional department and general merchandise stores as well as emerging online retailers. These include most prominently: Wal-Mart, Kmart, Target, Sears, Macy's, JC Penney, Costco, Office Depot, Staples, OfficeMax and Sam's Club as well as eBay, Amazon.com, Buy.com, AOL.com, Yahoo! shopping and MSN.

     In addition, we face competition from local, regional and national specialty retailers and exchanges in each of its categories of products. For example:

     Antiques: Christie's, eHammer, Sotheby's / Sothebys.com, Phillips (LVMH)

     Coins & Stamps: Collectors Universe, Heritage, US Mint, Bowers and Morena

     Collectibles:    Franklin   Mint,   Go   Collect,    Collectiblestoday.com,
wizardworld.com, Russ Cochran Comic Art Auctions, All Star Auctions

     Musical Instruments: Guitar Center, Sam Ash, Mars Music, Music123.com, Gbase.com, Harmony-Central.com

     Sports Memorabilia: Beckett's, Collectors Universe, Mastro, Leylands, Superior

     Toys, Bean Bag Plush: Amazon.com, KB Toys, ZanyBrainy.com, Wal-Mart.com Premium Collectibles: Christies, DuPont Registry, Greg Manning Auctions, iCollector, Lycos / Skinner Auctions, Millionaire.com, Phillips (LVMH), Sotheby's, Sothebys.com

     Automotive (used cars): Autobytel.com, AutoVantage.com, AutoWeb.com, Barrett-Jackson, CarPoint, Collectorcartraderonline.com, eClassics.com, Edmunds, CarsDirect.com, Hemmings, imotors.com, vehix.com, newspaper classifieds, used car dealers

     Books, Movies, Music: Amazon.com, Barnes & Noble, Barnesandnoble.com, Alibris.com, Blockbuster, BMG, Columbia House, Best Buy, CDNow, Express.com, Emusic.com

     Clothing:  Bluefly.com,  Dockers.com,  FashionMall.com,  The Gap,  J. Crew,
LandsEnd.com, The Limited, Macy's, The Men's Wearhouse, Ross Computers & Consumer Electronics: Best Buy, Buy.com, Circuit City, Compaq, CompUSA, Dell, Fry's Electronics, Gateway, The Good Guys, MicroWarehouse, Shopping.com, 800.com, Computer Discount Warehouse, PC Connection, computer and consumer electronics retailers

     Home & Garden: IKEA, Crate & Barrel, Home Depot, Pottery Barn, Ethan Allen, Frontgate, Burpee.com

     Jewelry: Ashford.com, Mondera.com

     Pottery & Glass: Just Glass, Pottery Auction, Go Collect

     Sporting Goods/Equipment: dsports.com, FogDog.com, Footlocker, Gear.com, golfclubexchange, MVP.com, PlanetOutdoors.com, Play It Again Sports, REI, Sports Authority, Sportsline.com

     Tickets: Ticketmaster, Tickets.com

     Tool/Equipment/Hardware:  Home Depot, HomeBase,  Amazon.com,  Ace Hardware,
OSH

     Business-to-Business: Ariba, BidFreight.com, Bid4Assets, BizBuyer.com, bLiquid.com, Buyer Zone, CloseOutNow.com, Commerce One, Concur Technologies, DoveBid, FreeMarkets, Iron Planet, labx.com, Oracle, Overstock.com, PurchasePro.com, RicardoBiz.com, Sabre, SurplusBin.com, Ventro, VerticalNet

     Additionally, we face competition from various online auction sites including: eBay, Amazon.com, the Fairmarket Auction Network, Surplus Auction, uBid, Yahoo! Auctions and a large number of other companies using an auction format for consumer-to-consumer or business-to-consumer sales.

     The principal competitive factors for Bidville include the following:

     o    ability to attract buyers;
     o    volume of transactions and selection of goods;
     o    customer service; and
     o    brand recognition.

     With respect to our online competition, additional competitive factors include:

     o    community cohesion and interaction;
     o    system reliability; o reliability of delivery and payment;
     o    website convenience and accessibility;
     o    level of service fees; and
     o    quality of search tools.

     Some current and potential competitors have longer company operating histories, larger customer bases and greater brand recognition in other business and Internet spaces than we do. Some of these competitors also have significantly greater financial, marketing, technical and other resources. Other online trading services may be acquired by, receive investments from or enter into other commercial relationships with larger, well-established and well-financed companies. As a result, some of our competitors with other revenue sources may be able to devote more resources to marketing and promotional campaigns, adopt more aggressive pricing policies and devote substantially more resources to website and systems development than we can. Increased competition may result in reduced operating margins, loss of market share and diminished value of our brand. Some of our competitors have offered services for free, and others may do this as well. We may be unable to compete successfully against current and future competitors.

     In order to respond to changes in the competitive environment, we may, from time to time, make pricing, service or marketing decisions or acquisitions that could harm our business. For example, we have implemented an insurance program that generally insures items up to a value of $300, with a $20 deductible, for users with a non-negative feedback rating at no cost to the user. New technologies may increase the competitive pressures by enabling our competitors to offer a lower cost service. Some Internet-based applications that direct Internet traffic to certain websites may channel users to trading services that compete with us.

     Although we plan to establish Internet traffic arrangements with several large online services and search engine companies, these arrangements may not be on commercially reasonable terms. Even if these arrangements are implemented, they may not result in increased usage of our service. In addition, companies that control access to transactions through network access or Internet browsers could promote our competitors or charge us substantial fees for inclusion.

Our business is dependent on the development and maintenance of the Internet Infrastructure

     The success of our service will depend largely on the development and maintenance of the Internet infrastructure. This includes maintenance of a reliable network backbone with the necessary speed, data capacity and security, as well as timely development of complementary products, for providing reliable Internet access and services. The Internet has experienced, and is likely to continue to experience, significant growth in the numbers of users and amount of traffic. If the Internet continues to experience increased numbers of users, increased frequency of use or increased bandwidth requirements, the Internet infrastructure may be unable to support the demands placed on it. In addition, the performance of the Internet may be harmed by increased number of users or bandwidth requirements or by "viruses", "worms" and similar programs. The Internet has experienced a variety of outages and other delays as a result of damage to portions of its infrastructure, and it could face outages and delays in the future. These outages and delays could reduce the level of Internet usage as well as the level of traffic and the processing transactions on our service.

Our business is subject to online commerce security risks

     A significant barrier to online commerce and communications is the secure transmission of confidential information over public networks. Our security measures may not prevent security breaches. Our failure to prevent security breaches could harm our business. Currently, a significant number of our users authorize us to bill their credit card accounts directly for all transaction fees charged by us. We rely on encryption and authentication technology licensed from third parties to provide the security and authentication technology to effect secure transmission of confidential information, including customer credit card numbers. Advances in computer capabilities, new discoveries in the field of cryptography or other developments may result in a compromise or breach of the technology used by us to protect customer transaction data. A number of websites have reported breaches of their security. Any compromise of our security could harm our reputation and, therefore, our business. In addition, a party who is able to circumvent our security measures could misappropriate proprietary information or cause interruptions in our operations. An individual has claimed to have misappropriated some of our confidential information by breaking into our computer system. We may need to expend significant resources to protect against security breaches or to address problems caused by breaches. These issues are likely to become more difficult as we expand the number of places where we operate. Security breaches could damage our reputation and expose us to a risk of loss or litigation and possible liability. Our insurance policies carry low coverage limits, which may not be adequate to reimburse us for losses caused by security breaches.

We must keep pace with rapid technological change to remain competitive

     Our competitive space is characterized by rapidly changing technology, evolving industry standards, frequent new service and product introductions and enhancements and changing customer demands. These characteristics are worsened by the emerging and changing nature of the Internet. Our future success therefore will depend on our ability to adapt to rapidly changing technologies, to adapt our services to evolving industry standards and to improve the performance, features and reliability of our service. Our failure to adapt to such changes would harm our business. New technologies, such as the development of a peer-to-peer personal trading technology, could adversely affect us. In addition, the widespread adoption of new Internet, networking or telecommunications technologies or other technological changes could require substantial expenditures to modify or adapt our services or infrastructure.

We need to develop new services, features and functions in order to expand

     We plan to expand our operations by developing new or complementary services, products or transaction formats or expanding the breadth and depth of services. We may be unable to expand our operations in a cost-effective or timely manner. Even if we do expand, we may not maintain or increase our overall acceptance. If we launch a new business or service that is not favorably received by consumers, it could damage our reputation and diminish the value of our brand. We anticipate that future services will include pre-trade and post-trade services.

     We are pursuing strategic relationships with third parties to provide many of these services. Because we use third parties to deliver these services, we may be unable to control the quality of these services, and our ability to address problems if any of these third parties fails to perform adequately will be reduced. Expanding our operations in this manner also will require significant additional expenses and development, operations and other resources and will strain our management, financial and operational resources. The lack of acceptance of any new services could harm our business.

Our growth will depend on our ability to develop our brand

     We believe that our historical growth has been largely attributable to word of mouth. We believe that continuing to strengthen our brand will be critical to achieving widespread acceptance of our service. Promoting and positioning our brand will depend largely on the success of our marketing efforts and our ability to provide high quality services. In order to promote our brand, we will need to increase our marketing budget and otherwise increase our financial commitment to creating and maintaining brand loyalty among users. Brand promotion activities may not yield increased revenues, and even if they do, any increased revenues may not offset the expenses we incurred in building our brand. If we do attract new users to our service, they may not conduct transactions over our service on a regular basis. If we fail to promote and maintain our brand or incur substantial expenses in an unsuccessful attempt to promote and maintain our brand, our business would be harmed.

We may be unable to protect or enforce our own intellectual property rights Adequately

     We regard the protection of our URLs, copyrights, service marks, trademarks, trade dress and trade secrets as critical to our success. We rely on a combination of patent, copyright, trademark, service mark and trade secret laws and contractual restrictions to protect our proprietary rights in products and services. We have entered into a limited number of confidentiality and invention assignment agreements with our employees and contractors, and nondisclosure agreements with parties with whom we conduct business in order to limit access to and disclosure of our proprietary information. These contractual arrangements and the other steps taken by us to protect our intellectual property may not prevent misappropriation of our technology or deter independent third-party development of similar technologies. We may pursue the registration of our URLs, trademarks and service marks in the U.S. and internationally. Effective copyright, service mark, trademark, trade dress and trade secret protection is very expensive to maintain and may require litigation. Protection may not be available in every country in which our services are made available online. Furthermore, we must also protect our URLs in an increasing number of jurisdictions, a process that is expensive and may not be successful in every location. We expect to license in the future, certain of our proprietary rights, such as trademarks or copyrighted material, to third parties. These licensees may take actions that might diminish the value of our proprietary rights or harm our reputation. We also rely on certain technologies that we license from third parties, the suppliers of key database technologies, the operating system and specific hardware components for our service. These third-party technology licenses may not continue to be available to us on commercially reasonable terms. The loss of these technologies could require us to obtain substitute technologies of lower quality or performance standards or at greater cost.

Some anti-takeover provisions may affect the price of our common stock

     The Board of Directors has the authority to issue shares of preferred stock and to determine the preferences, rights and privileges of those shares without any further vote or action by the stockholders. The rights of the holders of common stock may be harmed by the rights of the holders of any preferred stock that may be issued in the future. Some provisions of our articles of incorporation and bylaws could have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock. These include provisions that provide for a classified board of directors, prohibit stockholders from taking action by written consent and restrict the ability of stockholders to call special meetings. We are also subject to provisions of Nevada law which may prohibit us from engaging in any business combination with any interested stockholder, unless certain conditions are met. This restriction could have the effect of delaying or preventing a change of control.

We are controlled by certain stockholders, executive officers and directors

     Our executive officers and directors (and their affiliates) own nearly all of our outstanding common stock. As a result, they have the ability to effectively control our company and direct our affairs and business, including the election of directors and approval of significant corporate transactions. This concentration of ownership may have the effect of delaying, deferring or preventing a change in control of our company and may make some transactions more difficult or even impossible without the support of these stockholders. Any of these events could decrease the market price of our common stock.

Directors, Executive Officers, Promoters and Control Persons

     (a) Set forth below are the names, ages, positions, with the Company and business experiences of the executive officers and directors of the Company.

Name                  Age      Position(s) with Company
---------------       ----     ---------------------------------------
Gerald C. Parker        61      Chairman

Michael Palandro        56      President, CEO and Director

Robert W. Pearce        52      Secretary, Treasurer and Director

C. John Dewey           54      Director

Edward Orlando          33      Director

     All directors hold office until the next annual meeting of the Company's shareholders and until their successors have been elected and qualify. Officers serve at the pleasure of the Board of Directors. The officers and directors will devote such time and effort to the business and affairs of the Company as may be necessary to perform their responsibilities as executive officers and/or directors of the Company.

Family Relationships

     There are no family relationships between or among the executive officers and directors of the Company.

Business Experience

     Gerald C. Parker, Chairman - Mr. Parker served as Chairman & CEO of St. James Capital Group from January 1997 until January 2000. During this time Mr. Parker was one of the Founders of Inktomi Corp., a publicly traded high technology company which develops scalable network applications and traffic servers. At it's peak, Inktomi had a valuation in access of $20 billion dollars. He then served as Chairman of Investment Management America, a merchant bank specializing in investment capital, mergers and acquisitions from January 2000 until November of 2001. In that year he formed and served as CEO of Airways Express, an FAA Part 135 Air Charter Company, which served the SE United States and Bahamas markets. He remained in this capacity from November 2001 until June 2002. In June, 2002 he assumed the position of Vice President with the International Monetary Group in Jupiter, Florida. In this capacity he was instrumental in raising $17,000,000. In affiliation with it's sister company, American Capital Corp., Mr. Parker handled all M & A work for investing that capital. He remained in that capacity until June 2003 when he formed St. James Investment Group, Inc. a private merchant banking group and Royal Palm Capital Group, Inc. a private investment company. He serves as Chairman of both and CEO of St. James. Mr. Parker attended the Anderson Business College in Decatur, Alabama in the early 1960's as well as numerous Business and Management courses. Michael Palandro, President, CEO & Director - Mr. Palandro is responsible for establishing and maintaining operational and financial structure, while developing and implementing business strategies and setting the standards for providing the highest level of guidance and Company representation.

     Prior to BidVille, Mr. Palandro was President and CEO for Mallet, LeVarek and Pierre starting in July 1983, conducting project development mainly throughout Europe and Asia until July 1999. He worked as a Senior Consultant performing corporate restructures for RHI Management Resources a division of Robert Half International through June 2002. Mr. Palandro became Chief Operating Officer for Carnaby.com an on-line auction and fixed price marketplace, resigning in December 2002. Subsequent to Carnaby, he was directly involved with a restructuring and development plan for Bidville.com accepting full employment at Bidville in August 2003


     Mr. Palandro holds undergraduate degrees in Accounting and Literature from New York Institute of Technology in 1971, a graduate MBA degree in 1973 in International Finance from New York University and was a Certified Public Accountant from 1975, currently inactive.

     Robert W. Pearce, Secretary/Treasurer/Director - Robert W. Pearce has spent his career in various executive and sales management positions within the high-tech and financial industries. For the past 25 years, Mr. Pearce has successfully led several high-level projects, including acquisitions, corporate strategy development, product launches, network deployments and the full spectrum of sales and marketing strategy development.

     Currently, Mr. Pearce serves as the president of St. James Investment Group, Inc, a full service merchant banking firm. He also holds the position of chief executive officer for investment company Royal Palm Capital Group, Inc. Both firms were launched in March 2003.

     Before successfully launching his own investment firms, Mr. Pearce spent many years in the telecommunications industry. From April 2002 to March of 2003, he was the vice president of sales for Cirilium, Inc., a pioneer company in the emerging Voice over Internet Protocol (VoIP) industry. In this position, Mr. Pearce established corporate strategies, developed a new sales organization and created new distribution channels.

     Prior to Cirilium, Mr. Pearce performed consulting services for independent telephone company Arrow Communications. From April 2002 to September 2002, Arrow enlisted Mr. Pearce's help with implementing a major product strategy. Specifically, he rolled out a technologically advanced group of wireless broadband products.

     From January 1999 to September 2002, Mr. Pearce was president of Spectracom, Inc., a telecommunications consulting company. During his tenure with Spectracom, Mr. Pearce led a network deployment of high-speed voice and data termination circuits. This network spanned the Far East and Latin America.

     From January 1996 until January of 1999, Mr. Pearce served as the vice president of sales for Teleflex, Inc., a telecommunications billing company. While at Teleflex, Mr. Pearce helped establish the company as a primary vendor for Siemens ICN.

     Before assuming roles with telecommunications companies, Mr. Pearce held positions within the financial industry. In 1987, he launched a broker/dealer firm through Bear Stearns. The firm became a key player in the consolidation of the cable television industry and was acquired in 1988. In 1980, Mr. Pearce worked for Prudential Securities as a stockbroker.

     Mr. Pearce completed his college education at Florida State University in 1975.

     C. John Dewey, Director - John Dewey has over 25 years of corporate technology experience. He has spent the majority of his career defining information technology strategy and enterprise architecture for large international corporations. John has managed large-scale consulting projects with companies such as eBay, eTrade, Qwest and Harris Corporation.

     Currently, John is building a global architecture practice for NCR Teradata. When completed, the enterprise architecture will serve 1000 clients worldwide. Specifically, John develops business strategy, sales approaches and processes, as well as manages team staffing. He has been consulting to NCR Teradata from September 2003 to the present.

     Since January 2003, John has also participated in various investment banking projects. During this time, he formed Dewey Cubed, Inc., an investment and management company specializing in retail business acquisitions.

     From April 1996 to May 2003, John was chief architect for Tanning Technology Corporation, a high level consulting company specializing in very large transaction processing systems and database systems. During his tenure with Tanning, John defined business strategy, IT strategy and information systems architecture. In addition, he implemented global, mission critical systems.

     In this role, John managed sales, architecture and design efforts for multiple engagements with large international customers, including eBay, eTrade and Qwest. For eBay, John led his team to develop the system architecture for a world-class global auction system. John's team also developed and deployed internationally the system architecture for eTrade's global customer support system. In addition, John and his team developed a comprehensive customer support and call center system for Qwest.

     Through his innovative business and technology strategies, John helped grow Tanning to over 500 employees worldwide. In addition, he was instrumental in taking the company public (NASDAQ-TANN).

     Prior to Tanning, John worked as a senior principle engineer for 12 years at Harris Corporation. From April 1985 to April 1996, he led sales and development efforts for large commercial and government programs. John provided technical leadership for multiple government and commercial projects, including the FBI NCIC system on which he served as chief architect. In addition, he formed and led the Harris System Integration Services business unit, where he focused on integrating products and services from multiple Harris business units.

     Before joining Harris Corporation, John was a senior consultant for Control Data Corporation. From December 1977 to April 1985, John developed business and technology strategies for The Service Bureau Company, a division of Control Data.

     Prior to holding technical positions in the corporate environment, John began his career in the military. From June 1971 to December 1977, John was a captain and electronic warfare officer in the United States Air Force.

     Along with his extensive technical experience, John also has a Bachelor of Science degree in electrical engineering from the University of Virginia. In addition, he has completed graduate studies in systems management at the University of Southern California and in business administration at the University of Utah.

     Dr. Edward Orlando, Director - Ed Orlando is currently and has been an emergency room ("ER") physician since October 2003. Prior to that time, between January 2002 and September 2003, he was an ER resident at St. Johns Hospital in Detroit, MI. Between October 2000 and December 2001, he worked on the Bidville project, through the Company's new subsidiary, No Bidding, Inc. Between July 1999 and September 2000, Dr. Orlando served as an ER resident at St. Lukes Hospital in Bethlehem, PA. He was a founder of the Bidville project and worked on it continuously between January 1999 and July 1999.

Executive Compensation


Name and               Year     Annual         Annual      Annual       LT            LT            LTIP         All Other
Post                            Comp           Comp        Comp         Comp         Comp           Payouts      (1)
                                Salary         Bonus       Other        Rest         Options
                                   (1)         ($)                      Stock
=================== ======== ============== =========== ============ ============ ============== ============ ============
Gerald C. Parker,     2001     $0
Chairman
                      2002     $0

                      2003     $0

Michael Palandro,     2001     $0
President, CEO
and Director          2002     $0

                      2003     $40,000

Robert W. Pearce,     2001     $0
Secretary,
Treasurer and         2002     $0
Director
                      2003     $0

Edward Orlando,       2001     $16,308
Director
                      2002     $3,538

                      2003     $0

C. John Dewey,        2001     $0
Director
                      2002     $0

                      2003     $0

-------------------

(1) All other compensation includes certain health and life insurance benefits paid by the Company on behalf of its employees.

Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth information as of December 10, 2003, regarding the ownership of the Company's Common Stock by each shareholder known by the Company to be the beneficial owner of more than five percent (5%) of its outstanding shares of Common Stock, each director and all executive officers and directors as a group. Except as otherwise indicated, each of the shareholders has sole voting and investment power with respect to the share of Common Stock beneficially owned.

Name and Address of           Title of     Amount and Nature of     Percent of
Beneficial Owner                 Class      Beneficial Owner          Class
--------------------------------------------------------------------------------
Gerald C. Parker                Common                 0(2)               0%(2)

Michael Palandro                Common                 0                  0%

Robert W. Pearce                Common                 0(2)               0%(2)

Edward Orlando                  Common         3,000,000               11.8%

C. John Dewey                   Common                 0                  0%

All Executive Officers and      Common         3,000,000               11.8%
Directors as a Group
(Five (5) persons)

Royal Palm Capital Group, Inc.  Common        15,300,000(2)            60.3%(2)

St. James Investment Group, Inc.Common         1,700,000(2)             6.7%(2)
----------------------------------------

(1) The address for each of the above is c/o Bidville, Inc. 601 Cleveland Street, Suite 120, Clearwater, FL 33755.
(2) Gerald C. Parker owns 54.75% of St. James Investment Group, Inc. ("St. James") and 51% of Royal Palm Capital Group, Inc. ("Royal Palm"). Robert W. Pearce owns 19.25% of St. James and 20% of Royal Palm. Both of these persons may be deemed control persons of either St. James, Royal Palm or both. In the event either is deemed a control person in either of these entities, they may be deemed to beneficially own or control the shares of the Company owned by that entity.

ITEM  7. FINANCIAL STATEMENTS AND EXHIBITS.

     On December 10, 2003, Bidville, Inc. (Bidville) (formerly American Recreational Enterprises, Inc.) executed an Agreement and Plan of Share Exchange with NoBidding, Inc.(a New Jersey corporation) (NoBidding) whereby the Company exchanged 20,000,000 shares of the Company's restricted, unregistered common stock for 100.0% of the issued and outstanding common stock of NoBidding, thereby making NoBidding a wholly-owned subsidiary of the Company.

     The acquisition of NoBidding on December 10, 2003, by Bidville effected a change in control and was accounted for as a "reverse acquisition" whereby
NoBidding is the accounting acquirer for financial statement purposes. Accordingly, for all periods subsequent to the December 10, 2003, the financial statements of the Company reflect the historical financial statements of NoBidding from its inception in 1999 and the operations of Bidville subsequent to the December 10, 2003 transaction. Further, in conjunction with the change in control of Bidville, the new management team reset the Company's year-end to December 31.

     (a) Financial statements of business acquired.

          (1)  Financial   statements   of  No  Bidding,   Inc.,  a  New  Jersey
               corporation are attached hereto. (Financials Statements start on Page F-1)

     (b) Pro forma financial information.

          (1) Pro forma financial information regarding the Reorganization are attached hereto. (Pro forma financials start on Page Proforma-1)

     (c) Exhibits


Exhibit No.    Description
----------------------------------------------------------------------

2.2      *     Share   Exchange   Agreement   between   American    Recreational
               Enterprises, Inc. and NoBidding, Inc. dated December 10, 2003.

3.(i).3  (1)   Certificate  of Amendment of Articles of  Incorporation  changing name to Bidville, Inc. filed December 10, 2003.

10.1     *     Executive  Employment  Agreement  between NoBidding Inc. and Alan
               Phiet Pham.

10.2     *     Executive  Employment  Agreement  between NoBidding Inc. and  Kim
               Cullen.

10.3     *     Executive Employment Agreement between NoBidding Inc. and Michael
               Palandro.

10.4     *     LEASE  AGREEMENT  between  Wilder  Corporation  of  Delaware  and
               Bidville.com, Inc.

31.1     *     Certification  pursuant to Section 302 of the  Sarbanes-Oxley Act of 2002.

31.2     *     Certification  pursuant to Section 302 of the  Sarbanes-Oxley Act of 2002.

32.1     *     Certification  pursuant to Section 906 of the  Sarbanes-Oxley Act of 2002.

32.2     *     Certification  pursuant to Section 906 of the  Sarbanes-Oxley Act of 2002.

---------------------
          *    Filed Herewith.

(1) Previously filed with the Company's Current Report on Form 8-K filed December 11, 2003. 31

Item 7A. CONTROLS AND PROCEDURES.

     As required by Rule 13a-15 under the Exchange Act, within the 90 days prior to the filing date of this report, the Company carried out an evaluation of the effectiveness of the design and operation of the Company's disclosure controls and procedures. This evaluation was carried out under the supervision and with the participation of the Company's management, including the Company's President, Chief Executive and Chief Financial Officer. Based upon that evaluation, the Company's President, Chief Executive and Chief Financial Officer concluded that the Company's disclosure controls and procedures are effective. There have been no significant changes in the Company's internal controls or in other factors, which could significantly affect internal controls subsequent to the date the Company carried out its evaluation.

     Disclosure controls and procedures are controls and other procedures that are designed to ensure that information required to be disclosed in Company reports filed or submitted under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Securities and Exchange Commission's rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed in Company reports filed under the Exchange Act is accumulated and communicated to management, including the Company's Chief Executive and Chief Financial Officer as appropriate, to allow timely decisions regarding required disclosure.

ITEM 8. CHANGE IN FISCAL YEAR.

     Concurrent with the December 10, 2003 transaction, management elected to change the Company's year-end from February 28 to December 31. The Company's next periodic filing in accordance with the Securities Exchange Act of 1934, as amended, will be a Form 10-KSB for the period ending December 31, 2003, to be filed on or before March 31, 2004.

                                   SIGNATURES



     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

                                 Bidville, Inc.
                           -------------------------
                                  (Registrant)



Date: December 16, 2003

                       By:      /s/ Gerald C. Parker
                           -------------------------------
                           Gerald C. Parker, Chairman

                            By: /s/ Michael Palandro
                           -------------------------------
                           Michael Palandro, President, CEO and Director

                       By:      /s/ Robert W. Pearce
                           -------------------------------
                           Robert W. Pearce, Secretary, Treasurer and Director

                       By:      /s/ C. John Dewey
                           -------------------------------
                           C. John Dewey, Director

                       By:      /s/ Edward Orlando
                           -------------------------------
                           Edward Orlando, Director

                                 NOBIDDING, INC.



                          INDEX TO FINANCIAL STATEMENTS


                                                                            Page

Report of Independent Certified Public Accountants                           F-2

Financial Statements

Balance  Sheets

as of September 31, 2003, August 25, 2003, December 31, 2002
and 2001                                                                     F-3
as of August 25, 2003 - post and pre-acquisition                             F-4

Statements  of  Operations  and  Comprehensive  Loss for the
period  from  August  25,   2003  to   September   30,  2003
(post-acquisition);  for the period from  January 1, 2003 to
August 25, 2003  (pre-acquisition);  and for the years ended
December 31, 2002 and 2001(pre-acquisition)                                  F-5

Statement of Changes in Stockholders'  Equity for the period
from    August   25,    2003   to    September    30,   2003
(post-acquisition);  for the period from  January 1, 2003 to
August 25, 2003  (pre-acquisition);  and for the years ended
December 31, 2002 and 2001(pre-acquisition)                                  F-6

Statements of Cash Flows for the period from August 25, 2003 to  September  30, 2003  (post-acquisition);  for the period from  January 1, 2003 to August 25, 2003  (pre-acquisition);
and   for  the   years   ended   December   31,   2002   and
2001(pre-acquisition)                                                        F-7

Notes to the Financial Statements                                            F-8

SWH  S. W. Hatfield, CPA
     certified public accountants ________Use our past to assist your future. sm


               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors and Stockholders
NoBidding, Inc.

We have audited the accompanying balance sheets of NoBidding, Inc. (a New Jersey corporation) as of December 31, 2002 and 2001 and the related statements of operations and comprehensive loss, changes in stockholders' equity and cash flows for each of the years ended December 31, 2002 and 2001, respectively. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of NoBidding, Inc. as of December 31, 2002 and 2001 and the results of its operations and its cash flows for each of the years ended December 31 2002 and 2001, respectively, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note C to the financial statements, the Company has experienced operating losses and negative cash flow from operating activities in recent periods. Liquidity during this period has been provided by existing working capital. Further, on August 25, 2003, the Company experienced a change in control. It may become incumbent on new management and/or significant shareholders to provide sufficient working capital to maintain the integrity of the corporate entity. These circumstances create substantial doubt about the Company's ability to continue as a going concern. The financial statements do not contain any adjustments that might result from the outcome of these uncertainties.


                                                         /s/ S. W. Hatfield, CPA
                                                             S. W. HATFIELD, CPA
Dallas, Texas
November 13, 2003
(except for Note K as to which the date is December 10, 2003)

214.342.9635
800.244.0639
f: 214-342-9601
swhcpa@aol.com

P. O. Box 820395
Dallas, Texas 75382-0395

9002 Green Oaks Circle
2nd Floor
Dallas, Texas 75243-7212
                                                                             F-2

                                 NOBIDDING, INC.
                                 BALANCE SHEETS
         September 30, 2003, August 25, 2003, December 31, 2002 and 2001

                                     (Unaudited)         (Unaudited)            (Audited)           (Audited)
                                 (post-acquisition)   (pre-acquisition)     (pre-acquisition)   (pre-acquisition)
                                  September 30, 2003   August 25, 2003       December 31, 2002   December 31, 2001
                                 ------------------  ------------------    -------------------  -----------------
                ASSETS
Current Assets
   Cash on hand and in bank          $    2,669          $      873            $      575          $   2,054
   Due from majority shareholder              -                 304                   304                  -
   Prepaid expenses                       1,558                   -                 1,800                900
                                     ----------          ----------            ----------          ---------
     Total current assets                 4,227               1,177                 2,679              2,954
                                     ----------          ----------            ----------          ---------
Property and equipment - at cost          7,500              77,269                77,269             76,244
   Less Accumulated depreciation           (417)            (70,206)              (53,938)           (28,480)
                                     ----------          ----------            ----------          ---------
     Net property and equipment           7,083               7,063                23,331             47,764
                                     ----------          ----------            ----------          ---------
Other Assets
   Domain name                            3,000               3,000                 3,000              3,000
   Deposits and other                     1,456               4,538                 7,238              7,218
   Goodwill                             290,466                   -                     -                  -
                                     ----------          ----------            ----------          ---------
       Total other assets               294,922               7,538                10,238             10,218
                                     ----------          ----------            ----------          ---------
TOTAL ASSETS                         $  306,232          $   15,778            $   36,248          $  60,936
                                     ==========          ==========            ==========          ========
   LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
   Accounts payable - trade          $    3,000           $   1,600            $    1,813          $   2,194
   Due to controlling shareholder(s)     17,000                   -                     -                  -
   Income taxes payable                     240                 240                   790                261
                                     ----------          ----------            ----------          ---------
     Total current liabilities           20,240               1,840                 2,603              2,455
                                     ----------          ----------            ----------          ---------
Long-term Liabilities
   Deferred tax liability                     -               5,005                 5,005             12,525
                                     ----------          ----------            ----------          ---------
     Total liabilities                   20,240               6,845                 7,608             14,980
                                     ----------          ----------            ----------          ---------
Commitments and contingencies
 Stockholders' Equity Common stock
 -no par value. 100 shares authorized.
  100 shares issued and outstanding     300,000               1,000                 1,000              1,000
   Retained Earnings (Deficit)          (14,008)              7,933                27,640             44,956
                                     ----------          ----------            ----------          ---------
     Total stockholders' equity         285,992               8,933                28,640             45,956
                                     ----------          ----------            ----------          ---------
TOTAL LIABILITIES AND
     STOCKHOLDERS' EQUITY            $  306,232          $   15,778            $   36,248          $  60,936
                                     ==========          ==========            ==========          ========

The accompanying notes are an integral part of these financial statements.
                                                                             F-3

                                 NOBIDDING, INC.
                                 BALANCE SHEETS
                   August 25, 2003 - pre and post acquisition

                                                     (Unaudited)          (Unaudited)
                                                 (post-acquisition)    (pre-acquisition)
                                                   August 25, 2003       August 25, 2003
                                                 ------------------    -----------------
                         ASSETS
Current Assets
   Cash on hand and in bank                           $      874          $      874
   Due from majority shareholder                               -                 304
   Prepaid expenses                                            -                   -
                                                      ----------          ----------
     Total current assets                                    874               1,178
                                                      ----------          ----------
Property and equipment - at cost                           7,500              77,269
   Less Accumulated depreciation                               -             (70,206)
                                                      ----------          ----------
     Net property and equipment                            7,500               7,063
                                                      ----------          ----------
Other Assets
   Domain name                                             3,000               3,000
   Deposits and other                                          -               4,538
   Goodwill                                              290,466                   -
                                                      ----------          ----------
       Total other assets                                293,466               7,538
                                                      ----------          ----------
TOTAL ASSETS                                          $  301,840          $   15,778
                                                      ==========          ==========
         LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
   Accounts payable - trade                           $    1,600          $    1,600
   Income taxes payable                                      240                 240
                                                      ----------          ----------
     Total current liabilities                             1,840               1,840
                                                      ----------          ----------
Long-term Liabilities
   Deferred tax liability                                      -               5,005
                                                      ----------          ----------
     Total liabilities                                     1,840               6,845
                                                      ----------          ----------
Commitments and contingencies

Stockholders' Equity Common stock - no par value.
     100 shares authorized.
     100 shares issued and outstanding                   300,000               1,000
   Retained Earnings (Deficit)                                 -               7,933
                                                      ----------          ----------
     Total stockholders' equity                          300,000               8,933
                                                      ----------          ----------
TOTAL LIABILITIES AND
     STOCKHOLDERS' EQUITY                             $  301,840          $   15,778
                                                      ==========          ==========

The accompanying notes are an integral part of these financial statements.
                                                                             F-4

                                 NOBIDDING, INC.
                   STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
      Period from August 25, 2003 to September 30, 2003 (post-acquisition);
        Period from January 1, 2003 to August 25, 2003 (pre-acquisition);
            Years ended December 31, 2002 and 2001 (pre-acquisition)

                                          (Unaudited)         (Unaudited)            (Audited)           (Audited)
                                      (post-acquisition)   (pre-acquisition)     (pre-acquisition)   (pre-acquisition)
                                          Period from         Period from               Year                Year
                                       August 25, 2003 to   January 1, 2003 to         ended               ended
                                       September 30, 2003   August 25, 2003       December 31, 2002   December 31, 2001
                                      ------------------  ------------------    -------------------   -----------------
Revenues - net                            $    2,178          $   30,023            $   38,083          $  79,166
Cost of Sales                                 (1,400)            (18,426)              (18,564)           (23,346)
                                          ----------          ----------            ----------          ---------
Gross Profit                                     778              11,597                19,519             55,820
                                          ----------          ----------            ----------          ---------
Operating Expenses
   Selling expenses                                -                   -                     -              9,333
   General and administrative expenses
     Employee Compensation                     9,083                   -                 3,837             30,294
     Professional fees                             -               4,084                 1,250              1,979
     Other                                     5,286              10,952                13,260             14,308
     Depreciation                                417              16,268                25,458             22,374
                                          ----------          ----------            ----------          ---------
     Total operating expenses                 14,786              31,304                43,805             78,288
                                          ----------          ----------            ----------          ---------
Loss from operations                         (14,008)            (19,707)              (24,286)           (22,468)
Other income
   Interest                                        -                   -                     -              1,092
                                          ----------          ----------            ----------          ---------
Loss before provision
   for income taxes                          (14,008)            (19,707)              (24,286)           (21,376)
Provision for income tax
   benefit (expense)                               -                   -                 6,970             (3,958)
                                          ----------          ----------            ----------          ---------
Net Loss                                     (14,008)            (19,707)              (17,316)           (25,334)

Other comprehensive income                         -                   -                     -                  -
                                          ----------          ----------            ----------          ---------
Comprehensive Loss                        $  (14,008)         $  (19,707)           $  (17,316)         $ (25,334)
                                          ==========          ==========            ==========          ========
Net loss per weighted-average
   share of common stock
   outstanding, calculated on
   Net Loss - basic and fully diluted     $  (140.08)         $  (197.07)           $  (173.16)         $ (253.34)
                                          ==========          ==========            ==========          ========
Weighted-average number of shares
   of common stock outstanding                   100                 100                   100                100
                                          ==========          ==========            ==========          ========

The accompanying notes are an integral part of these financial statements.
                                                                             F-5

                                 NOBIDDING, INC.
                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
     Period from August 25, 2003 to September 30, 2003 (post-acquisition);
        Period from January 1, 2003 to August 25, 2003 (pre-acquisition);
            Years ended December 31, 2002 and 2001 (pre-acquisition)

                                                           Common Stock
                                                           ------------      Accumulated
                                                     Shares        Amount      Deficit         Total
                                                    ----------------------------------------------------
Balances at January 1, 2001 (Audited)                    100      $  1,000    $  70,290       $  71,290

Net loss for the year                                      -             -      (25,334)        (25,334)
                                                    --------      --------    ---------       ---------

Balances at December 31, 2001 (Audited)                  100         1,000       44,956          45,956

Net loss for the year                                      -             -      (17,316)        (17,316)
                                                    --------      --------    ---------       ---------

Balances at December 31, 2002 (Audited)                  100         1,000       27,640          28,640

Net loss for the period                                    -             -      (19,707)        (19,707)
                                                    --------      --------    ---------       ---------

Balances at August 25, 2003 (Unaudited)                  100         1,000        7,933           8,933

Effect of August 25,  2003  change of control
and  pushdown effect of goodwill  incurred
through the purchase method of accounting due
to the change in control                                   -       299,000       (7,933)        291,067

Net loss for the period                                    -             -      (14,008)        (14,008)
                                                    --------      --------    ---------       ---------

Balances at September 30, 2003 (Unaudited)               100      $300,000    $ (14,008)      $ 285,992
                                                    ========      ========    =========       ========




The accompanying notes are an integral part of these financial statements.
                                                                             F-6

                                 NOBIDDING, INC.
                            STATEMENTS OF CASH FLOWS
      Period from August 25, 2003 to September 30, 2003 (post-acquisition);
       Period from January 1, 2003 to August 25, 2003 (pre-acquisition);
            Years ended December 31, 2002 and 2001 (pre-acquisition)

                                          (Unaudited)         (Unaudited)            (Audited)           (Audited)
                                      (post-acquisition)   (pre-acquisition)     (pre-acquisition)   (pre-acquisition)
                                          Period from         Period from               Year                Year
                                       August 25, 2003 to   January 1, 2003 to         ended               ended
                                       September 30, 2003   August 25, 2003       December 31, 2002   December 31, 2001
                                      ------------------  ------------------    -------------------   -----------------
Cash Flows from
   Operating Activities
   Net loss for the period                $  (14,008)         $  (19,707)           $  (17,316)         $ (25,334)
   Adjustments to reconcile
     net loss to net cash provided
     by operating activities
       Depreciation                              417              16,268                25,458             22,374
       Deferred income taxes                       -                   -                (7,520)             3,697
     (Increase) Decrease in
       Prepaid expenses                       (1,558)              1,800                  (900)              (900)
       Deposits and other assets              (1,456)              2,700                   (20)            (3,368)
     Increase (Decrease) in
       Accounts payable                        1,400                (213)                 (381)            (2,023)
       Income taxes payable                        -                (550)                  529             (3,332)
                                          ----------          ----------            ----------          ---------
Net cash provided by (used in)
   operating activities                      (15,205)                298                  (150)            (8,886)
                                          ----------          ----------            ----------          ---------
Cash Flows from
   Investing Activities
   Cash advanced to
     majority shareholder                          -                   -                  (304)                 -
   Purchase of property
     and equipment                                 -                   -                (1,025)           (23,424)
                                          ----------          ----------            ----------          ---------
Net cash used in
   investing activities                            -                   -                (1,329)           (23,424)
                                          ----------          ----------            ----------          ---------
Cash Flows from
   Financing Activities
   Funds provided by
     majority shareholder                     17,000                   -                     -                  -
                                          ----------          ----------            ----------          ---------
Net cash used in financing activities         17,000                   -                     -                  -
                                          ----------          ----------            ----------          ---------
Increase (Decrease) in Cash                    1,795                 298                (1,479)           (32,310)
Cash at beginning of period                      874                 575                 2,054             34,364
                                          ----------          ----------            ----------          ---------
Cash at end of period                     $    2,669          $      873            $      575          $   2,054
                                          ==========          ==========            ==========          ========
Supplemental Disclosure of
   Interest and Income Taxes Paid
     Interest paid for the period         $        -          $        -            $        -          $       -
                                          ==========          ==========            ==========          ========
     Income taxes paid for the period     $        -          $        -            $       21          $   3,593
                                          ==========          ==========            ==========          ========

The accompanying notes are an integral part of these financial statements.
                                                                             F-7

                                 NOBIDDING, INC.
                          NOTES TO FINANCIAL STATEMENTS


NOTE A - ORGANIZATION AND DESCRIPTION OF BUSINESS

NoBidding, Inc.(Company) was incorporated on April 19, 1999, pursuant to the laws of the State of New Jersey. The Company provides an online website-based auction venue for third party buyers and sellers under the assumed name of "Bidville.com".

As a result of an August 25, 2003 change in control transaction, it is the intent of the Company to merge with or enter into a similar business combination transaction with a dormant public company, generally referred to as a "shell corporation". Shell corporations generally have zero or nominal assets and, typically, no stated or contingent liabilities. Private companies wishing to become publicly trading may wish to merge with a shell (a reverse merger) whereby the shareholders of the private Company become the majority of the shareholders of the combined Company. The private Company or it's shareholders may purchase for cash all or a portion of the common shares of the shell corporation from its major stockholders. Typically, the Board and officers of the private Company become the new Board and officers of the combined Company and often the name of the private Company becomes the name of the combined Company.


NOTE B - PREPARATION OF FINANCIAL STATEMENTS

The Company follows the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America and has adopted a year-end of December 31.

 The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company's system of internal accounting control is designed to assure, among other items, that 1) recorded transactions are valid; 2) valid transactions are recorded; and 3) transactions are recorded in the proper period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the Company for the respective periods being presented.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The Company conducts it's business activities in only one distinct business segment.

                                 NOBIDDING, INC.

NOTE C - CHANGE IN CONTROL AND GOODWILL

On August 25, 2003 (Closing Date), the Company experienced a change in control whereby 85 shares of the 100 shares of issued and outstanding stock (85.0%) was sold by the then sole shareholder, Dr. Edward Orlando (Seller), to St. James Investment Group, Inc, and Royal Palm Capital Group, Inc., a Florida corporation, (collectively Purchasers) for gross proceeds of $300,000. The purchase price was paid with cash in the amount of approximately $225,000 on or in advance of the Closing Date and a note payable to Dr. Orlando by Royal Palm Capital Group, Inc. in the amount of $75,000, which bore interest at 6.0% per annum and due and payable in full, including accrued interest, on or before February 21, 2004. The $75,000 note is secured by the 85 shares of stock purchased by St. James Investment Group, Inc., and Royal Palm Capital Group, Inc. Since that time, the note has been paid in full and all restrictions on the stock have been removed.

The Seller was transferred certain assets of the Company as of the Closing date as a compensation component to a Consulting Agreement, executed concurrently with the Closing Date, by and between the Company and the Seller.

The change in control created a defacto acquisition of the Company by the Purchasers and triggered the use of the purchase method of accounting and a reset of the Company's financial statements as of the Closing Date.

The goodwill developed in this transaction was pushed down to the Company level as follows:

             Cash paid                                     $225,000
             Note payable given                              75,000
                                                           --------
             Total purchase price                           300,000
                                                           --------

             Fair market value of assets purchased          (11,374)
             Fair market value of liabilities assumed         1,840
                                                           --------
                                                             (9,534)
             Goodwill incurred in the purchase             $290,466
                                                           =======


NOTE D - GOING CONCERN UNCERTAINTY

The Company received revenues from various advertising agreements for "banner ads" during 1999 and 2000. This revenue stream ceased during the year ended December 31, 2001. The Company has experienced increasing receipts of user fees for access to the Company's online auction site; however, these revenues are not at levels sufficient to support the Company's operating costs. Accordingly, the Company has experienced cumulative operating losses of approximately $($62,300) during the period from January 1, 2001 through August 25, 2003 (the date of the change in control).

During this period, liquidity was provided by cash reserves developed in prior periods. Because of the Company's lack of positive cash flows, future liquidity and the Company's continuance, in the short term, will be fully dependent on either future sales of securities or upon its current management and/or advances or loans from significant stockholders or corporate officers to provide sufficient working capital to preserve the integrity of the corporate entity.

The Company's continued existence is dependent upon its ability to generate sufficient cash flows from operations to support its daily operations as well as provide sufficient resources to retire existing liabilities and obligations on a timely basis.

                                 NOBIDDING, INC.
                    NOTES TO FINANCIAL STATEMENTS - Continued


NOTE D - GOING CONCERN UNCERTAINTY - Continued

There is no assurance that the Company will be able to obtain additional funding through the sales of additional securities or, that such funding, if available, will be obtained on terms favorable to or affordable by the Company.

It is the intent of management and significant stockholders to provide sufficient working capital necessary to support and preserve the integrity of the corporate entity. However, there is no legal obligation for either management or significant stockholders to provide additional future funding.

NOTE E - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

1.   Cash and cash equivalents

     For Statement of Cash Flows purposes, the Company considers all cash on hand and in banks, including accounts in book overdraft positions, certificates of deposit and other highly-liquid investments with maturities of three months or less, when purchased, to be cash and cash equivalents.

     Cash overdraft positions may occur from time to time due to the timing of making bank deposits and releasing checks, in accordance with the Company's cash management policies.

2.   Revenue Recognition and Accounts receivable

     The Company recognizes revenue at the date payment is received from a customer for access to post goods for sale on the Company's website auction service. Only persons posting items for sale are required to pay for access to the system. There is no charge to persons wishing to bid on posted items. The Company has no obligation to provide future benefits and all access rights are granted for a period of no more than 30 days from the payment date.

     In the normal course of business, the Company provides service to it's online auction service on a prepaid monthly fee basis. As such, the Company receives payment either through payment mailed to the Company's address or, most frequently, through the use of credit cards through a third-party paymaster. Accordingly, the Company does not have accounts receivable.

3.   Property and Equipment

     Property and equipment are recorded at historical cost. These costs are depreciated over the estimated useful lives, generally three to five years, of the individual assets using the straight-line method. Gains and losses from the disposition of property and equipment are included in operations as incurred.

4.   Intangible Assets

     Monies paid for acquisition of the Company's website domain name, approximately $3,000, was capitalized as a component of Other Assets on the Company's balance sheet. In accordance with Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", the Company follows the policy of evaluating all qualifying assets as of the end of each reporting quarter. For each of the years ended December 31, 2002 and 2001 and for the period from January 1, 2003 through September 30, 2003, no charges to operations were made for impairments in the future benefit of this domain name.

                                 NOBIDDING, INC.
                    NOTES TO FINANCIAL STATEMENTS - Continued


NOTE E - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

5. Goodwill and Reorganization Value in Excess of Amounts Allocable to Identifiable Assets

     Goodwill represents the excess of the purchase price paid over the fair market value of the assets, less fair market value of liabilities remaining, at the date of the change in control of the Company. In accordance with Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long- Lived Assets", the Company follows the policy of evaluating all qualifying assets as of the end of each reporting quarter.

     As of September 30, 2003, no charges to operations have been made for impairments in the future benefit of goodwill.

6.   Income Taxes

     The Company uses the asset and liability method of accounting for income taxes. At September 30, 2003, August 25, 2003, December 31, 2002 and 2001, respectively, the deferred tax asset and deferred tax liability accounts, as recorded when material to the financial statements, are entirely the result of temporary differences. Temporary differences represent differences in the recognition of assets and liabilities for tax and financial reporting purposes, primarily accumulated depreciation and amortization, allowance for doubtful accounts and vacation accruals.

     As of September 30, 2003, the deferred tax asset related to the Company's net operating loss carryforward is fully reserved.

7.   Advertising costs

     The Company does not conduct any direct response advertising activities. For non-direct response advertising, the Company charges the costs of these efforts to operations at the first time the related advertising is published.

8.   Earnings (loss) per share

     Basic  earnings  (loss) per share is computed  by  dividing  the net income
     (loss) by the weighted-average number of shares of common stock and common stock equivalents (primarily outstanding options and warrants). Common stock equivalents represent the dilutive effect of the assumed exercise of the outstanding stock options and warrants, using the treasury stock method. The calculation of fully diluted earnings (loss) per share assumes the dilutive effect of the exercise of outstanding options and warrants at either the beginning of the respective period presented or the date of issuance, whichever is later. As of September 30, 2003, December 31, 2002 and 2001, the Company's has no issued and outstanding warrants, options and/or convertible debt.


NOTE F - FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amount of cash, accounts receivable, accounts payable and notes payable, as applicable, approximates fair value due to the short term nature of these items and/or the current interest rates payable in relation to current market conditions.

                                 NOBIDDING, INC.
                    NOTES TO FINANCIAL STATEMENTS - Continued


NOTE F - FAIR VALUE OF FINANCIAL INSTRUMENTS - Continued

Interest rate risk is the risk that the Company's earnings are subject to fluctuations in interest rates on either investments or on debt and is fully dependent upon the volatility of these rates. The Company does not use derivative instruments to moderate its exposure to interest rate risk, if any.

Financial risk is the risk that the Company's earnings are subject to fluctuations in interest rates or foreign exchange rates and are fully dependent upon the volatility of these rates. The company does not use derivative instruments to moderate its exposure to financial risk, if any.


NOTE G - ADVANCES DUE FROM OFFICER

Through August 25, 2003, the Company advanced approximately $304 to the Company's former sole shareholder and executive officer. This amount was non-interest bearing and is unsecured. The advance was transferred back to the former sole shareholder and executive officer as of the change in control on August 25, 2003.

NOTE H - PROPERTY AND EQUIPMENT

Property and equipment consists of the following as of September 30, 2003, August 25, 2003, December 31, 2002 and 2001, respectively:

                                (Unaudited)         (Unaudited)            (Audited)           (Audited)
                            (post-acquisition)  (pre-acquisition)       (pre-acquisition)    (pre-acquisition)
                               September 30,        August 25,           December 31,           December 31,
                                   2003                2003                  2002                  2001
                            ------------------  ------------------    -------------------    -----------------
Computer equipment                $7,500             $76,435               $76,435               $75,410
Office equipment                       -                 834                   834                   834
                               ---------           ---------             ---------             ---------

                                   7,500              77,269                77,269                76,244
Less Accumulated depreciation       (417)            (70,206)              (53,958)              (28,480)
                               ---------           ---------             ---------             ---------

Net property and equipment        $7,083              $7,063               $23,331               $47,764
                               =========           =========             =========             ========

The Company depreciates all computer equipment using the straight-line method and a three (3) year life and depreciates all office equipment using the straight-line method and a five (5) year life.

For the period from August 25, 2003 (date of change in control) to September 30,2003, the period from January 1, 2003 to August 25, 2003 (date of change in control) and each of the years ended December 31, 2002 and 2001, respectively, depreciation expense was approximately $417, $16,268, $25,458 and $22,374, respectively.

                                 NOBIDDING, INC.
                    NOTES TO FINANCIAL STATEMENTS - Continued

NOTE I - INCOME TAXES

The components of income tax (benefit) expense for the period from August 25, 2003 (date of change in control) through September 30, 2003, the period from January 1, 2003 through August 25, 2003 (date of change in control) and each of the years ended December 31, 2002 and 2001, respectively, are as follows:

                  (Unaudited)         (Unaudited)            (Audited)           (Audited)
              (post-acquisition)   (pre-acquisition)     (pre-acquisition)   (pre-acquisition)
                  Period from         Period from               Year                Year
               August 25, 2003 to   January 1, 2003 to         ended               ended
               September 30, 2003   August 25, 2003       December 31, 2002   December 31, 2001
              ------------------  ------------------    -------------------   -----------------
Federal:
  Current           $     -             $     -              $    -             $    21
  Deferred                -                   -               (6,215)             2,972
                    -------             -------              -------            -------
                          -                   -               (6,215)             2,993
                    -------             -------              -------            -------
State:
  Current                 -                   -                 550                 240
  Deferred                -                   -              (1,305)                725
                    -------             -------              -------            -------
                          -                   -                (755)                965
                    -------             -------              -------            -------
  Total             $     -             $     -              $(6,970)            $3,958
                    =======             =======              =======            ======

As of September 30, 2003, as a result of the August 25, 2003 change in control, the Company has a direct net operating loss carryforward of approximately $15,000 to offset future taxable income. Subject to current regulations, this carryforward will begin to expire in 2018. The amount and availability of the net operating loss carryforwards may be subject to limitations set forth by the Internal Revenue Code. Factors such as the number of shares ultimately issued within a three year look-back period; whether there is a deemed more than 50 percent change in control; the applicable long-term tax exempt bond rate; continuity of historical business; and subsequent income of the Company all enter into the annual computation of allowable annual utilization of the carryforwards.

The Company's income tax expense (benefit) for the period from August 25, 2003 (date of change in control) to September 30,2003, the period from January 1, 2003 to August 25, 2003 (date of change in control) and each of the years ended December 31, 2002 and 2001, respectively, differed from the statutory rate of 34% as noted below:

                                  (Unaudited)         (Unaudited)            (Audited)           (Audited)
                              (post-acquisition)   (pre-acquisition)     (pre-acquisition)   (pre-acquisition)
                                  Period from         Period from               Year                Year
                               August 25, 2003 to   January 1, 2003 to         ended               ended
                               September 30, 2003   August 25, 2003       December 31, 2002   December 31, 2001
                              ------------------  ------------------    -------------------   -----------------
Statutory rate applied to
 loss before income taxes          $ (4,760)           $ (6,700)            $ (8,250)            $ (7,270)
Increase (decrease) in income
 taxes resulting from:
   State income taxes                     -                   -                  550                  240
   Deferred income taxes                  -                   -               (7,520)               3,697
 Other, including reserve
  for deferred tax asset and
  effect of graduated tax
  brackets                            4,760               6,700                8,250                 (625)
                                   --------            --------             --------             --------
         Total                     $      -            $      -             $ (6,970)            $ (3,958)
                                   ========            ========             ========             =======

                                 NOBIDDING, INC.
                    NOTES TO FINANCIAL STATEMENTS - Continued


NOTE I - INCOME TAXES - Continued

Temporary differences, consisting primarily of statutory differences in the depreciable lives for property and equipment, between the financial statement carrying amounts and tax bases of assets and liabilities give rise to deferred tax assets and liabilities as of September 30, 2003, August 25, 2003, December 31, 2002 and 2001, respectively:

                                    September 30,        August 25,           December 31,        December 31,
                                        2003                2003                  2002                2001
                                    --------------      -------------        --------------      --------------
Deferred tax assets
   Net operating loss carryforwards   $   4,760           $       -            $       -           $       -
     Less valuation allowance            (4,760)                  -                    -                   -
                                      ---------           ---------            ---------           ---------

       Net Deferred Tax Asset         $       -           $       -            $       -           $       -
                                      =========           =========            =========           ========

Deferred tax liability
     Differences in
       Accumulated Depreciation
         Federal                      $       -           $   3,990            $  10,205           $   7,233
         State                                -               1,015                2,320               1,595
                                      ---------           ---------            ---------           ---------

         Total                        $       -           $   5,005            $  12,525           $   8,828
                                      =========           =========            =========           ========

During the period from August 25, 2003 (date of change in control) through September 30, 2003, the valuation allowance increased by approximately $4,760.


NOTE J - COMMITMENTS AND CONTINGENCIES

Leased facilities

The Company maintains an executive mailing address in office facilities provided by it's majority shareholders, St. James Investment Group, Inc., and Royal Palm Capital Group, Inc. The Company pays no rent or other fees for the use of this mailing address as these offices are used virtually full-time by other businesses of the Company's majority shareholders.

The Company has leased approximately 1,028 net rentable square feet in an office building in Clearwater, Florida for it's day-to-day operating activities. This lease is for a 12 month period, commencing on October 1, 2003, with a monthly rental rate of approximately $1,456 per month; plus appropriate sales and use taxes; and escalation increases for building operating expenses, inclusive of insurance premiums, utility charges, management fees and other related costs, as defined in the lease. The Company has the option and right to renew this lease for two additional periods of three (3) years each at a base rental of 3.0% above the preceding year's base rent upon expiration of the initial 12 month term.

                                 NOBIDDING, INC.

NOTE J - COMMITMENTS AND CONTINGENCIES - Continued

Consulting Agreement

The Company and Edward Orlando (Orlando), the Company's former sole shareholder and founder, entered into a Consulting Agreement on August 24, 2003, whereby Orlando will provide certain management consulting services to the Company and retain a position on the Company's Board of Directors for a one year period. Orlando received certain property of the Company, including certain computer and other electronic equipment and forgiveness of certain funds advanced by the Company to Orlando for either personal use or the expenses related to certain patent(s) in process at the August 25, 2003 change in control as compensation for this Consulting Agreement. Further, Orlando will be reimbursed for all reasonable out-of-pocket expenses so long as said expenses have prior written authorization of the Company's management.

NOTE K - SUBSEQUENT EVENT

On December 10, 2003, the Company, and it's shareholders, entered into an Agreement and Plan of Share Exchange with Bidville, Inc. (formerly American Recreational Enterprises, Inc.) (a publicly owned Nevada corporation) (Bidville) whereby Bidville will exchange 20,000,000 shares of their restricted, unregistered common stock for 100.0% of the issued and outstanding common stock of the Company, thereby making the Company a wholly-owned subsidiary of Bidville.

                [Balance of this page intentionally left blank]

                                 Bidville, Inc.
               (formerly American Recreational Enterprises, Inc.)

           Introduction to Proforma Consolidated Financial Information

                                   (Unaudited)

On December 10, 2003, Bidville, Inc. (Bidville) (formerly American Recreational Enterprises, Inc.) executed an Agreement and Plan of Share Exchange with NoBidding, Inc.(a New Jersey corporation) (NoBidding) whereby Bidville exchanged 20,000,000 shares of its restricted, unregistered common stock for 100.0% of the issued and outstanding common stock of NoBidding, thereby making NoBidding a wholly-owned subsidiary of Bidville.

The Proforma Consolidated Balance Sheet as of December 31, 2002 and September 30, 2003 and the Proforma Consolidated Statement of Operations and Comprehensive Income for the year ended December 31, 2002 and the nine months ended September 30, 2003 present the consolidated results of continuing operations of Bidville and NoBidding, Inc.

The acquisition of NoBidding on December 10, 2003, by Bidville effected a change in control and was accounted for as a "reverse acquisition" whereby NoBidding is the accounting acquiror for financial statement purposes. Accordingly, for all periods subsequent to the December 10, 2003, the financial statements of the Company reflect the historical financial statements of NoBidding from its inception in 1999 and the operations of Bidville subsequent to the December 10, 2003 transaction. Further, the change in control of Bidville also reset the Company's year-end to December 31.

These proforma statements include all material adjustments necessary to present proforma historical results of the above described transaction. The proforma information does not purport to be indicative of the financial position or the results of operations which would have actually been obtained if the acquisition transaction had actually been consummated on the date indicated. In addition, the proforma financial information does not purport to be indicative of the financial position or the results of operations that may be obtained in the future.

The proforma information has been prepared by Bidville and all calculations have been made by the Company based on assumptions deemed appropriate in the circumstances by the Company. Certain of these assumptions are set forth under the Notes to Proforma Consolidated Financial Information.

The proforma financial information should be read in conjunction with the historical Financial Statements and Notes thereto of Bidville, Inc. (formerly American Recreational Enterprises, Inc.) (a Nevada corporation) and the historical Financial Statements and Notes thereto of NoBidding, Inc. (a New Jersey corporation).

                                                                      Proforma-1

                                 Bidville, Inc.
               (formerly American Recreational Enterprises, Inc.)
                       Proforma Consolidated Balance Sheet
                               September 30, 2003
                                   (Unaudited)

                                         Bidville, Inc.     NoBidding, Inc.
                                            (a Nevada       (a New Jersey       Proforma        Proforma
                                          Corporation)      Corporation)        Adjustments     Consolidated
                                         --------------     ---------------     -----------     ------------
ASSETS
Current assets
   Cash on hand and in bank               $           -     $     2,669         $        -      $    2,669
   Prepaid expenses                                   -           1,558                  -           1,558
                                          -------------     -----------         ----------       ---------
     Total current assets                             -           4,227                  -           4,227
                                          -------------     -----------         ----------       ---------
Property and equipment - at cost                      -           7,500                  -           7,500
   Less accumulated depreciation                      -            (417)                 -            (417)
                                          -------------     -----------         ----------       ---------
     Net property and equipment                       -           7,083                  -           7,083
                                          -------------     -----------         ----------       ---------
Other Assets
   Domain name                                        -           3,000                  -           3,000
   Deposits and other                                 -           1,456                  -           1,456
   Goodwill                                           -         290,466                  -         290,466
                                          -------------     -----------         ----------       ---------
     Total other assets                               -         294,922                  -         294,922
                                          -------------     -----------         ----------       ---------

TOTAL ASSETS                              $           -     $   306,232         $        -       $ 306,232
                                          =============     ===========         ==========       ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
   Note payable to former shareholder     $           -     $         -         $   50,000       $  50,000
   Accounts payable - trade                           -           3,000                  -           3,000
   Due to controlling shareholder                     -          17,000                  -          17,000
   Income taxes payable                               -             240                  -             240
                                          -------------     -----------         ----------       ---------
     Total current liabilities                        -          20,240             50,000          70,240
                                          -------------     -----------         ----------       ---------
Commitments and contingencies

Stockholders' equity
   Common stock                                   5,360         300,000           (300,000)          5,360
   Additional paid-in capital                   654,668               -           (360,028)        294,640
   Retained earnings (deficit)                 (660,028)        (14,008)           660,028         (14,008)
                                          -------------     -----------         ----------       ---------
                                                      -         285,992                  -         285,992
   Treasury stock
     (20,000,000 shares at cost)                      -               -            (50,000)        (50,000)
                                          -------------     -----------         ----------       ---------
       Total stockholders' equity                     -         285,992            (50,000)        235,992
                                          -------------     -----------         ----------       ---------

TOTAL LIABILITIES AND
   STOCKHOLDERS' EQUITY                   $           -     $   306,232         $        -       $ 306,232
                                          =============     ===========         ==========       ========


See Notes to Consolidated Proforma Financial Information.
                                                                      Proforma-2

                                 Bidville, Inc.
               (formerly American Recreational Enterprises, Inc.)
     Proforma Consolidated Statement of Operations and Comprehensive Income
                      Nine months ended September 30, 2003
                                   (Unaudited)

                                         Bidville, Inc.     NoBidding, Inc.
                                            (a Nevada       (a New Jersey       Proforma        Proforma
                                          Corporation)      Corporation)        Adjustments     Consolidated
                                         --------------     ---------------     -----------     ------------
Revenues                                  $           -     $     2,178         $   30,023       $  32,201
Cost of Sales                                         -          (1,400)           (18,426)        (19,826)
                                          -------------     -----------         ----------       ---------
     Gross Profit                                     -             778             11,597          12,375
                                          -------------     -----------         ----------       ---------

Operating expenses
   General and
     administrative expenses                          -          14,369             15,036          29,405
   Depreciation                                       -             417             16,268          16,685
                                          -------------     -----------         ----------       ---------
     Total operating expenses                         -          14,786             31,304          46,090
                                          -------------     -----------         ----------       ---------

Loss from operations
   before income taxes                                -         (14,008)           (19,707)        (33,715)

Income tax benefit (expense)                          -               -                  -               -
                                          -------------     -----------         ----------       ---------

Net Loss                                              -         (14,008)           (19,707)        (33,715)

Other comprehensive income                            -               -                  -               -
                                          -------------     -----------         ----------       ---------

Comprehensive Income (Loss)               $           -     $   (14,008)        $  (19,707)      $ (33,715)
                                          =============     ===========         ==========       ========

Loss per weighted-average share
   of common stock outstanding
   computed on Net Loss -
   basic and fully diluted                                                                            nil
                                                                                                 ========

Weighted-average number of
   common shares outstanding                                                                    25,360,007
                                                                                                =========


See Notes to Consolidated Proforma Financial Information.
                                                                      Proforma-3

                                 Bidville, Inc.
               (formerly American Recreational Enterprises, Inc.)
                       Proforma Consolidated Balance Sheet
                                December 31, 2002
                                   (Unaudited)

                                         Bidville, Inc.     NoBidding, Inc.
                                            (a Nevada       (a New Jersey       Proforma        Proforma
                                          Corporation)      Corporation)        Adjustments     Consolidated
                                         --------------     ---------------     -----------     ------------
ASSETS
Current assets
   Cash on hand and in bank               $           -     $       575         $        -      $      575
   Due from majority shareholder                      -             304                  -             304
   Prepaid expenses                                   -           1,800                  -           1,800
                                          -------------     -----------         ----------      ----------
     Total current assets                             -           2,679                  -           2,679
                                          -------------     -----------         ----------      ----------

Property and equipment - at cost                      -          77,269                  -          77,269
   Less accumulated depreciation                      -         (53,938)                 -         (53,938)
                                          -------------     -----------         ----------      ----------
     Net property and equipment                       -          23,331                  -          23,331
                                          -------------     -----------         ----------      ----------

Other Assets
   Domain name                                        -           3,000                  -           3,000
   Deposits and other                                 -           7,238                  -           7,238
                                          -------------     -----------         ----------      ----------
     Total other assets                               -          10,238                  -          10,238
                                          -------------     -----------         ----------      ----------

TOTAL ASSETS                              $           -     $    36,248         $        -      $   36,248
                                          =============     ===========         ==========      =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
   Note payable to former shareholder     $           -    $          -         $   50,000      $   50,000
   Accounts payable - trade                           -           1,813                  -           1,813
   Income taxes payable                               -             790                  -             790
                                          -------------     -----------         ----------      ----------
     Total current liabilities                        -           2,603             50,000          52,603
                                          -------------     -----------         ----------      ----------

Long-term Liabilities
   Deferred tax liability                             -           5,005                  -           5,005
                                          -------------     -----------         ----------      ----------
     Total liabilities                                -           7,608                  -          57,608
                                          -------------     -----------         ----------      ----------

Commitments and contingencies

Stockholders' equity
   Common stock                                   5,360           1,000             (1,000)          5,360
   Additional paid-in capital                   654,668               -           (654,668)              -
   Retained earnings (deficit)                 (660,028)         27,640            655,668          23,280
                                          -------------     -----------         ----------      ----------
                                                      -          28,640                  -          28,640
   Treasury stock
     (20,000,000 shares at cost)                      -               -            (50,000)        (50,000)
                                          -------------     -----------         ----------      ----------
       Total stockholders' equity                     -          28,640            (50,000)        (21,360)
                                          -------------     -----------         ----------      ----------

TOTAL LIABILITIES AND
   STOCKHOLDERS' EQUITY                   $           -     $    36,248         $        -      $   36,248
                                          =============     ===========         ==========      =========

See Notes to Consolidated Proforma Financial Information.
                                                                      Proforma-4

                                 Bidville, Inc.
               (formerly American Recreational Enterprises, Inc.)
     Proforma Consolidated Statement of Operations and Comprehensive Income
                          Year ended December 31, 2002
                                   (Unaudited)

                                         Bidville, Inc.     NoBidding, Inc.
                                            (a Nevada       (a New Jersey       Proforma        Proforma
                                          Corporation)      Corporation)        Adjustments     Consolidated
                                         --------------     ---------------     -----------     ------------
Revenues                                  $           -     $    38,083         $        -      $   38,083
Cost of Sales                                         -         (18,564)                 -         (18,564)
                                          -------------     -----------         ----------      ----------
     Gross Profit                                     -          19,519                  -          19,519
                                          -------------     -----------         ----------      ----------

Operating expenses
   General and
     administrative expenses                    167,861          18,347           (167,861)         18,347
   Depreciation                                       -          25,458                  -          25,458
                                          -------------     -----------         ----------      ----------
     Total operating expenses                   167,861          43,805           (167,861)         43,805
                                          -------------     -----------         ----------      ----------

Loss from operations
   before income taxes                         (167,861)        (24,286)           167,861         (24,286)

Income tax benefit (expense)                          -           6,970                  -           6,970
                                          -------------     -----------         ----------      ----------

Net Loss                                       (167,861)        (17,316)           167,861         (17,316)

Other comprehensive income                            -               -                  -               -
                                          -------------     -----------         ----------      ----------

Comprehensive Income (Loss)               $    (167,861)    $   (17,316)        $  167,861      $  (17,316)
                                          =============     ===========         ==========      =========

Loss per weighted-average share
   of common stock outstanding
   computed on Net Loss -
   basic and fully diluted                                                                             nil
                                                                                                =========

Weighted-average number of
   common shares outstanding                                                                    25,360,007
                                                                                                =========


See Notes to Consolidated Proforma Financial Information.
                                                                      Proforma-5

                                 Bidville, Inc.
               (formerly American Recreational Enterprises, Inc.)

              Notes to Proforma Consolidated Financial Information

                                   (Unaudited)

The Proforma Consolidated Balance Sheets as of September 30, 2003 and December 31, 2002 and the Proforma Consolidated Statement of Operations and Comprehensive Income for the nine months ended September 30, 2003 and the year ended December 31, 2002 present the consolidated results of continuing operations of Bidville, Inc. (formerly American Recreational Enterprises, Inc.) (a Nevada corporation) and NoBidding, Inc. (a New Jersey corporation).

The acquisition of NoBidding on December 10, 2003, by Bidville effected a change in control and was accounted for as a "reverse acquisition" whereby NoBidding is the accounting acquiror for financial statement purposes. Accordingly, for all periods subsequent to the December 10, 2003, the financial statements of the Company reflect the historical financial statements of NoBidding subsequent to an August 25, 2003 change in control transaction and the operations of Bidville subsequent to the December 10, 2003 transaction. Further, the change in control of Bidville also reset the Company's year-end to December 31.

The proforma information does not purport to be indicative of the financial position or the results of operations which would have actually been obtained if the acquisition transaction had actually been consummated on the date indicated. In addition, the proforma financial information does not purport to be indicative of the financial position or the results of operations that may be obtained in the future.

The proforma financial information should be read in conjunction with the historical Financial Statements and Notes thereto of Bidville, Inc. (formerly American Recreational Enterprises, Inc.) (a Nevada corporation) and the historical Financial Statements and Notes thereto of NoBidding, Inc. (a New Jersey corporation).

The  Proforma  Adjustment  depicted  on  the  Proforma  Consolidated   Financial
Information is described below:

Balance Sheet proforma adjustments

(1) The redemption of 20,000,000 shares of Bidville, Inc. (formerly American Recreational Enterprises, Inc.) common stock from it's former majority shareholder, Jorge Elias, for consideration of $50,000 in the form of a note payable. This note payable may be paid by the Company concurrent with the closing of the December 10, 2003 business combination transaction with NoBidding, Inc. The $50,000 redemption price is equal to the price paid by Mr. Elias for the 20,000,000 shares on or about February 14, 2003.

(2) The issuance of 20,000,000 shares of restricted, unregistered common stock by Bidville, Inc. (formerly American Recreational Enterprises, Inc.) to the shareholders of NoBidding, Inc. to acquire 100.0% of the issued and outstanding common stock of NoBidding, Inc. on December 10, 2003, pursuant to a Agreement and Plan of Share Exchange dated December 10, 2003.






                                                                      Proforma-6

                                 Bidville, Inc.
               (formerly American Recreational Enterprises, Inc.)

        Notes to Proforma Consolidated Financial Information - Continued

                                   (Unaudited)


Statement of Operations proforma adjustments

(3) NoBidding, Inc. experienced a change in control transaction on August 25, 2003 in anticipation of the December 10, 2003 business combination with Bidville, Inc. (formerly American Recreational Enterprises, Inc.). As a result of an August 25, 2003 change in control transaction, the balance sheet of NoBidding, Inc. was reset to equal the fair market value of the assets acquired less the liabilities assumed in the transaction, with the resulting goodwill being pushed down to the NoBidding, Inc. financial statements. The September 30, 2003 proforma statement of operations adjustment adds back the effect of the operations for NoBidding, Inc. for the period from January 1, 2003 through August 25, 2003 (date of the change in control transaction). The proforma results of operations for the inclusive nine month period ended September 30, 2003 may not necessarily be representative of future results.









                                                                      Proforma-7